As filed with the Securities and Exchange Commission on June 11, 2024

File No. 024-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Panacea Life Sciences Holdings, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

5910 S. University Blvd., C18-193

Greenwood Village, CO 80121

Phone: (800) 985-0515

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Leslie Buttorff

Chief Executive Officer

Panacea Life Sciences Holdings, Inc.

5910 S. University Blvd., C18-193

Greenwood Village, CO 80121
Phone: (800) 985-0515
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan T. Hawkins, Esq.

Duncan Bergman Mandell

2106 NW 4th Pl

Gainesville, FL 32603

Phone: (352) 353-4048

2833	27-1085858
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

June 11, 2024

Subject to Completion

PANACEA LIFE SCIENCES HOLDINGS, INC.

5910 S. University Blvd., C18-193

Greenwood Village, CO 80121
Phone: (800) 985-0515

UP TO 30,000,000 SHARES OF COMMON STOCK

OFFERED BY THE COMPANY

MAXIMUM AGGREGATE OFFERING: $6,000,000

Panacea Life Sciences Holdings, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our,” or “ours”), is offering a maximum of up to 30,000,000 shares of our common stock, par value $0.0001 per share (the “Shares”), on a “best efforts” basis in a Tier 1 offering under Regulation A (the “Offering”). For more information on our Shares, please see “Securities Being Offered” beginning on page 35 of this offering circular (the “Offering Circular”).

The Company will conduct this Offering on a “best efforts” basis, which means that, although we are offering Shares with an aggregate purchase price of up to $6,000,000 (the “Maximum Offering Amount”), we are not required to sell a specified number of Shares in the Offering prior to accepting any subscriptions, and no assurance can be given that all or any of the Shares will be sold. There is no minimum amount we are required to raise from this Offering, there is no certainty that we will sell any of the Shares in this Offering, and there can be no assurance that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of the Offering.

Offers and sales of the Shares will be made by our management, and specifically by our chief executive officer Leslie Buttorff, who will receive no commissions or other remunerations for her efforts. In the Offering, Ms. Buttorff intends to rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We also reserve the right to engage the services of a registered broker-dealer who may offer, sell and process the subscriptions for the Shares, although we do not presently have any plans to engage a selling agent for the Offering. If a broker-dealer or agent is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part to fully disclose the arrangement prior to any sales by such agent. See “Plan of Distribution” beginning on page 19 in this Offering Circular.

All Shares being offered for sale by the Company in this Offering will be sold at a fixed price, to be determined after qualification, between $0.05 and $0.20 per Share, for the duration of the Offering. The Company will price this offering after qualification of the Offering Circular, pursuant to Rule 253(b) of Regulation A of the Securities Act of 1933, as amended. We calculated the aggregate maximum offering amount of $6,000,000 based on the upper end of the range, which is $0.20 per Share, in accordance with Rule 253(b)(2)(ii) of Regulation A. The approximate date of the commencement of the sales of the Shares in the Offering will be within two calendar days from the date on which the Offering is qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) and on a continuous basis thereafter until the Maximum Offering Amount is sold. All funds the Company receives in the Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

The Offering will terminate on the earlier of (i) the date which is 180 days immediately following the date of qualification by the Securities and Exchange Commission (“SEC” or “Commission”) of the Offering Statement of which this Offering Circular is a part, subject to extension for up to 90 days at our sole discretion, (ii) the date on which the Maximum Offering Amount is sold, or (iii) the date upon which we elect to terminate the Offering (such earliest date, the “Termination Date”). The initial 180-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A of the Securities Act. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC. All Shares will be offered in all jurisdictions at the same price that is set forth in this Offering Circular.

Our Common Stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. (“OTC Markets”) under the symbol “PLSH.” On June 11, 2024, the last reported sale price of our common stock was $[  ].

See “Plan of Distribution” beginning on page 19 and “Securities Being Offered” beginning on page 35 for a description of our capital stock.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 7 of this Offering Circular about the risks you should consider before investing.

Panacea Life Sciences Holdings, Inc. is offering a maximum number of 30,000,000 Shares of its Common Stock. The Offering will be at a fixed price per Share, to be determined, between $0.05 and $0.20. The issuer intends to price this offering after qualification pursuant to Rule 253(b).

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to Issuer(3)
Per Share	$0.20	N/A	$5,976,000
Maximum Offering Amount	$6,000,000	N/A	$5,976,000

(1) The upper end of the estimated pricing range, $0.20 per share, was used for purposes of this table, in accordance with Rule 253(b)(2)(ii) of Regulation A.

(2) The Shares will be offered on a best-efforts basis by the Company’s officers and directors. Accordingly, there are no underwriting fees or commissions currently associated with this Offering; however, the Company may engage a sales agent after the Offering commences.

(3) We expect to incur approximately $24,000 in expenses relating to this Offering, including, without limitation, fees and expenses for administrative, accounting, audit and legal services, printing fees and other miscellaneous expenses.

If all the Shares are not sold in the Company’s Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering, which the Company estimates will be approximately $24,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases Shares will have no assurance that any monies, beside their own, will be subscribed to in the Offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this Offering are being paid for by the Company from the proceeds of the Offering.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” section beginning on page 7.

An investment in our common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 7.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

The date of this Offering Circular is June 11, 2024.

ITEM 2: TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of the Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, copyrights, trade names and trademarks in this Offering Circular are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	our business strategies;

●	management’s expectation with respect to future acquisitions;

●	risks related to market acceptance of our products and services;

●	risks associated with our reliance on third parties;

●	our financial performance;

●	developments relating to our competitors and our industry, including the impact of government regulations;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products, services and markets; and

●	other risks and uncertainties, including those listed under the captions “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Offering Circular. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

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The forward-looking statements in this Offering Circular represent our views as of the date of this Offering Circular. We anticipate that subsequent events and developments may cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Offering Circular, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Offering Circular. You should not place undue reliance on the forward-looking statements included in this Offering Circular. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

NO STATE LAW EXEMPTION

As a Tier 1 offering pursuant to Regulation A under the Securities Act, this Offering is NOT exempt from state law “Blue Sky” review.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ITEM 3: SUMMARY OF BUSINESS AND RISK FACTORS

This summary of the Offering Circular highlights material information concerning our business and this Offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Panacea,” “Panacea Life Sciences,” “PLSH,” the “Company,” “we,” “our,” “ours” or “us” refer to Panacea Life Sciences Holdings, Inc., a Nevada corporation, individually, or as the context requires, collectively with its subsidiaries.

SUMMARY

Our Business

Since 2021, Panacea Life Sciences Holdings, Inc. (PLSH) is a holding company investing in the natural health and well-being consumer products industry. Our subsidiaries compete in three different market segments: (1) producing hemp-derived cannabis products and technologies through our PANATM brand currently sold throughout the United States; (2) operating retail locations and a distribution under our retail network, and (3) developing a retail franchise business under our franchise brand “Pana Kava Java.” We are also an acquisition-focused corporation which targets underperforming assets and companies operating in our market sectors with national expansion possibilities.

We conduct business in the life sciences and health and wellness industries through the operations of two subsidiaries, Panacea Life Sciences, Inc. (“Panacea Life Sciences”) and Panacea Distro, Inc. (“Panacea Distro”). Panacea Life Sciences is dedicated to the production and sale of premium hemp-derived cannabinoid, functional mushroom, kratom and nutraceutical products for consumers and pets. Panacea Distro operates a chain of six Nitro Kava stores and a distribution warehouse in the Tampa, Florida metropolitan area.

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Panacea Life Sciences

Established in 2017, our wholly owned subsidiary, Panacea Life Sciences, is a manufacturer of plant-based natural ingredients and products for the health and wellness-oriented consumer. Panacea Life Sciences operates out of our state-of-the-art 51,000 square foot cGMP facility located in Golden, Colorado, where we perform natural plant-based extraction, manufacturing, research, testing and fulfillment services.

Panacea Life Sciences operates in every segment of the manufacturing value chain. From cultivation to finished goods, our company manufactures our products according to stringent GMP standards and testing protocols employed at every stage of the supply chain. Panacea Life Sciences also offers natural remedies within our branded product lines for every aspect of life: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™. For more information visit www.panacealife.com.

Panacea Distro

On September 30, 2023, we acquired the business of N7 Enterprises, Inc., a Florida corporation through an asset purchase and consolidated the enterprise in our subsidiary Panacea Distro, formed in 2023. We now operate the chain of 6 retail stores and a distribution warehouse in the Tampa, Florida major metropolitan area under the Pana Kava Java brand. Panacea Distro offers a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE products, Coffee and various beverages, with a primary focus on promoting alternative health and wellness.

Pana Kava Java – Franchise Business Under Development

We are developing a franchise business model to market our Pana Kava Java-branded retail operation to franchisees in the State of Florida. Pana Kava Java is committed to establishing a unique franchise model, drawing inspiration from the European-style café concept. Patrons will have the opportunity to savor infused coffees and beverages, indulge in vaping, and enjoy an array of infused baked goods in a welcoming atmosphere.

Panacea Distro is the registered owner of our live pending trademark for the “Pana Kava Java” brand, which will be the rebranded name of the Panacea Distro business and the intended name for our franchise operation currently under development. Filed on January 31, 2024 with the United States Patent and Trademark Office (USPTO), Pana Kava Java is a pending trademark application under serial number 98384646 that is currently live and awaiting examination.

We plan to grow our Panacea Distro business by opening new franchised retail locations under the Pana Kava Java trademark and increasing our same store sales, while leveraging our franchise model to create shareholder value.

Our acquisition of the Panacea Distro business by an asset purchase is part of an overarching acquisition strategy that is intended to accelerate national expansion by creating turnkey investment opportunities for Pana Kava Java franchisees. The Company plans to convert acquired retail locations into Pana Kava Java cafés, operate them internally and develop the business model for the sale of future additional retail locations to future franchise partners. This offers an expedited solution for entrepreneurs seeking immediate entry into the retail health and wellness industry. The Company may execute similar transactions in the next 12 months to gain a deeper market penetration in select markets. Subsequently and/or concurrently, the Company plans to introduce the PANATM brand suite of products to the same markets in our and our franchisees’ retail locations.

Currently, active efforts are underway in developing the Pana Kava Java plan, encompassing aspects such as business development, flagship store establishment, legal document preparation, marketing and packaging strategies, as well as the recruitment and training of franchisees.

Organizational Overview and History

Panacea Life Sciences Holdings, Inc. was incorporated on January 18, 2008 in the state of Nevada under the name Solid Solar Energy, Inc. On May 17, 2013, we changed our name to Spiral Energy Tech., Inc. On March 22, 2016, we changed our name to Exactus, Inc. On October 25, 2021, we changed our name to Panacea Life Sciences Holdings, Inc., with the change of control of the Company to our current management, our chief executive officer and controlling shareholder, Leslie Buttorff.

Summary of Risk Factors

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors,” beginning on page 7. Investors should carefully consider these risks before making an investment in the Shares. These risks include, among others, the following:

●	If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

●	Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We are dependent on consumer acceptance of hemp, kava and other natural wellness products.

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●	Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

●	We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

●	The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

●	Our products are not approved by the U.S. Food and Drug Administration or any other federal governmental authority.

●	The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

●	Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

●	We may be subject to product liability claims and product recalls.

●	Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

●	We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

●	We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

●	If our acquisition of the N7 Enterprises business is not successful or if we fail to realize the benefits we anticipate from such investment, we may not be able to capitalize on the full market potential of our Pana™ products or the business potential of our Panacea Distro and Pana Kava Java™ franchise business.

●	The success of our Pana Kava JavaTM franchise offering will rely to a large degree on the quality, financial success and cooperation of the franchisees that the Company is able to attract, as well as our success in developing and marketing the franchise opportunities to qualified franchisees.

●	We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

●	Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

●	The market price of our common stock may be volatile and may not accurately reflect the long-term value of our Company.

●	We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

●	If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

●	This is a fixed price offering and the fixed offering price may not accurately represent the current value of our business or our assets at any particular time. Therefore, the purchase price you pay for the Shares may not be supported by the value of our business and assets at the time of your purchase.

●	We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

●	This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the Maximum Offering Amount is not sold.

Going Concern

The financial statements included elsewhere in this filing, including the consolidated financial statements for the fiscal year ended December 31, 2023, fiscal year ended December 31, 2022, and the fiscal quarter ended March 31, 2024, have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2024, the Company had assets totaling $17,412,545, liabilities totaling $27,035,073 and a working capital deficit of $15,748,860. The Company does not have a history of generating net income and has an accumulated deficit of $35,368,972 as of March 31, 2024. The continuation of the Company as a going concern is dependent upon (i) our ability to generate profits from existing operations, (ii) our ability to generate profits from future operations, (iii) our ability to identify future investment opportunities, and (iv) our ability to obtain necessary debt and/or equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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THE OFFERING

Issuer:	Panacea Life Sciences Holdings, Inc.

Securities Offered:	A maximum of 30,000,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (“Offering”).

Offering Price:	Shares will be offered under this Offering Circular at a fixed price to be determined between $0.05 and $0.20. The issuer intends to price this offering after qualification pursuant to Rule 253(b).

Number of Shares Outstanding After the Offering:	50,261,288 shares common stock if the Maximum Offering Amount is sold.

Minimum Investment Amount:	The minimum investment amount per investor is $2,000. Subscriptions, once received, are irrevocable.

Payment for Offered Shares:

After the qualification by the Securities and Exchange Commission (“SEC”) of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price directly into our operating account by wire transfer or check in accordance with the instructions set forth in the Subscription Agreement which is included as an exhibit hereto.

Upon our acceptance, after the date hereof of subscriptions for the Shares, we shall have the right at any time thereafter, prior to the Termination Date (as defined herein), to effect an initial closing with respect to this Offering (the “Initial Closing”). Thereafter, we shall continue to accept additional subscriptions for the Shares and continue to have closings (each an “Additional Closing” and together with the Initial Closing, a “Closing”) from time to time until the Termination Date. We will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular. Investors should expect to wait approximately 15 days and no longer than one month before we accept their subscriptions, and they receive the Shares subscribed for. An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next Closing unless we reject the investor’s subscription. An investor will receive a confirmation of the investor’s purchase promptly following the Closing in which the investor participates.

If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest.

Use of Proceeds:	We expect to receive net proceeds from this Offering of approximately $5,976,000 after deducting our offering expenses, estimated to be $24,000. We intend to use the net proceeds from this offering for the expansion of the Pana Kava Java franchise, expansion of the supplement manufacturing business; and working capital and general corporate purposes for an up listing to NASDAQ. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products or other properties; however, we have no current commitments or obligations to do so. See “Use of Proceeds.”

Offering:	We are offering the Shares on a “best efforts” basis. This means that, although we are offering the Shares having an aggregate purchase price of up to $10,000,000 (the “Maximum Offering Amount”), we are not required to sell a specified number of Shares in the Offering prior to accepting any subscriptions, and no assurance can be given that all or any of the Shares will be sold.

Risk Factors:	See “Risk Factors” beginning on page 7 of this Offering Circular for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Symbol:	Our common stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol “PLSH.”

Termination of Offering:	This offering will terminate on the earlier of (i) the date which is 180 days immediately following the date of qualification by the SEC of the Offering Statement of which this Offering Circular is a part, subject to extension for up to 90 days at our sole discretion, (ii) the date on which the Maximum Offering Amount is sold and (iii) the date upon which we elect to terminate the Offering (such earliest date, the “Termination Date”). The initial 180-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to s(d)(3) of Regulation A.

Transfer Agent and Registrar:	Equity Stock Transfer is our transfer agent and registrar in connection with the Offering.

The number of shares of our common stock to be outstanding after the Offering is based on 20,261,288 shares of our common stock outstanding as of May 31, 2024, 2024, and excludes as of that date: 77,651,452 shares of common stock issuable upon conversion of outstanding convertible preferred stock; and 8,333,333 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan.

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Unaudited Summary Financial Data

The following tables set forth our unaudited summary financial data as of the dates and for the periods indicated. We have derived the summary statement of operations data for the three months ended March 31, 2024, and 2023 from our unaudited financial statements included elsewhere in this Offering Circular. The summary statement of operations data for the three months ended March 31, 2024, and 2023 and the summary balance sheet data as of March 31, 2024, have been derived from our unaudited financial statements included elsewhere in this Offering Circular. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this Offering Circular. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the three months ended March 31, 2024, are not necessarily indicative of the results that may be expected for the full fiscal year.

Statement of Operations Data (unaudited):

	Three Months Ended March 31,
	2024	2023
Sales	1,056,447	677,481
Related Party Sales	-	-
Gross Profit	666,165	255,609
Operating expenses	1,723,513	1,515,572
Net loss from operations	(1,057,348)	(1,289,963)
Interest expense, net	(429,672)	(380,157)
Legal Contingency expense	-	-
Impairment Loss on Joint Ventures	-	-
Income (loss) on equity investment	-	-
(Loss) gain on change in fair value of derivative liabilities	-	-
Unrealized Gain (loss) on trading securities	5,053	(182,255)
Realized Gain (loss) on sale of trading securities	(376)	-
Other Income	36,269	60,332
Employer Retention Credit	-	-
Loss on disposition of assets	-	-
(Loss) Gain on settlement of debt	-	748
Net loss	$(1,446,074)	$(1,791,295)

Balance Sheet Data (unaudited):

As of March 31, 2024	Actual	As Adjusted(1)
Cash and cash equivalents	$107,643	$6,083,643
Total assets	17,412,545	23,388,545
Working capital (deficit)	(15,748,860)	(9,772,860)
Accumulated deficit	(35,368,972)	(35,368,972)
Total stockholders’ equity (deficit)	$(9,622,528)	$(3,646,528)

(1)	On an as adjusted basis to give further effect to our issuance and sale of 30,000,000 shares in this Offering at an offering price of $0.20 per Share, after deducting the estimated offering expenses payable by us.

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RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

RISKS RELATED TO OUR FINANCIAL POSITION AND NEED FOR CAPITAL

If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

Although we expect the net proceeds of this offering to be sufficient to satisfy our capital requirements for a period of 12 months from the date of this Offering Circular, we believe that we will need to raise substantial additional capital to fund our continuing operations. Our business or operations may change in a manner that may consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products and services, acquire complementary products or businesses or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to cease or curtail our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past. In addition, it is generally difficult for early stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first Pana™ product, Pana Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including, but not limited to, Pana Pain™, Pana™ Pet Drops™, and Pana™ Drops™. As we continue to produce other Pana™ products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, we anticipate that these increases in expenses will be attributed to (i) general and administrative costs; (ii) new research and development costs; (iii) advertising and website development; (iv) legal and accounting fees; (v) joint venture activities; and (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we anticipate that we will incur significant financial losses in the foreseeable future. There is a limited history upon which to base any assumption as to the likelihood that our business will prove successful. We cannot provide investors with any assurance that our business will attract customers or investors. If we are unable to address these risks, there is a high probability that our business will fail.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2022 have been prepared under the assumption that we will continue as a going concern for the next 12 months. Our recurring losses from operations causes substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop and maintain profitable operations and to obtain additional funding sources. Our financial statements as of December 31, 2022 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to our going concern doubt and our potential inability to continue as a going concern in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

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We recently dismissed our auditor, and have not yet engaged a new registered public accounting firm.

As disclosed in our current report on Form 8-K dated May 7, 2024, the Company dismissed its independent registered public accounting firm, BF Borgers CPA PC (“BF Borgers”) effective May 6, 2024. On May 3, 2024, the SEC entered an order BF Borgers that denies BF Borgers the privilege of appearing or practicing before the SEC as an accountant and has resulted in BF Borgers being unable to issue consents related to BF Borgers’ audit of our 2022 and 2023 financial statements, or to review our subsequent interim financial statements. In order to file our annual report on Form 10-K for the 2024 fiscal year, we will need to have our 2023 financial statements re-audited by a registered PCAOB accounting firm. As of the date of this quarterly report, the Company is actively pursuing engagement of a new registered independent accounting firm, as required by Article 10 of Regulation S-X, and we will be required to re-audit our 2023 financial statements. The reaction of potential investors to this Offering to our current lack of an auditor, and our need to re-audit our financial statements for the fiscal year of 2023, could be negative, and there is no certainty that we will sell any of the Shares in this Offering, and there can be no assurance that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of the Offering.

RISKS RELATED TO OUR BUSINESS

We are dependent on consumer acceptance of hemp products.

We believe the hemp industry is highly dependent upon consumer perception regarding the safety and quality of hemp products distributed to such consumers. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of hemp-based products. There has been limited scientific research on hemp and there can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the hemp market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings, or publicity could have a material adverse effect on the demand for our products and services and on our business, financial condition and results of operations. Further, adverse publicity reports or other media attention regarding the safety and quality of hemp and related products in general, or our products specifically, or associating the consumption hemp or related products with illness or other negative effects or events, could also have such a material adverse effect. Such adverse publicity reports or other media attention could have a material adverse effect even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to our business and activities, whether true or not. Although we take care in protecting our image and reputation, we do not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

Insurance that is otherwise readily available, such as general liability and officers’ and directors’ insurance, is more difficult for us to find, and more expensive for us to obtain, because we service companies in the hemp and cannabis industry. There are no guarantees that we will be able to obtain or maintain insurance desired to operate our business in the future, or that the cost will be affordable to us. If we are forced to conduct our business without having obtained insurance that we deem is essential to our business, our growth may be inhibited, and we may be exposed to significant risk and financial liabilities.

Our products are relatively new and our industry is rapidly evolving.

Consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

●	Develop, manufacture and introduce new attractive and successful consumer products;

●	Attract and maintain a large customer base and develop and grow that customer base;

●	Increase awareness of our products and services and develop effective marketing strategies to insure consumer loyalty;

●	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers;

●	Respond to competitive developments; and

●	Attract, retain and motivate qualified personnel.

There can be no assurance that our efforts will be successful or that we will ultimately be able to attain or maintain profitability.

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We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our Pana™ products are in the developmental stages of commercialization. We are not certain that these products will generate sales as anticipated or be desirable for their intended uses in their intended markets. Failure of our current or future Pana™ products to achieve and sustain market acceptance could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our products and services is evolving, it is difficult to predict with any certainty the ultimate size of the market for our services and products. We cannot guarantee that a market for our products or services will develop or that demand for our products or services will be sustainable. If the market for our products or services fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results may be adversely affected.

We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

We face and expect to continue to face competition from other companies some of which may have longer operating histories, more financial resources, more experience and greater brand recognition than us. Increased competition by larger and well-financed competitors and/or competitors that have longer operating histories, greater brand recognition and more research and development, manufacturing and marketing experience than us could have a material adverse effect on our business, financial condition and results of operations. As we operate in an early stage industry, we expect to face additional competition from new entrants which may result in downward price pressure on our products as new entrants increase production, which could have a material adverse effect on our business.

In addition, if the number of users of hemp derived products increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development together with marketing, sales and other support. We may not have sufficient resources to maintain research and development and sales efforts on a competitive basis, which could have a material adverse effect on our business, financial condition and results of operations.

The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

The growing of hemp is an agricultural process. As such, a business with operations in the hemp industry is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks. Accordingly, there can be no assurance that artificial or natural elements, such as insects and plant diseases, will not interrupt production activities or have an adverse effect on the production of hemp which could have a material adverse effect on our products and accordingly our operations. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations may be adversely affected.

Our products are not approved by the U.S. Food and Drug Administration (“FDA”) or any other federal governmental authority.

The FDA has not approved our products for sale. The FDA also has not permitted the marketing of certain CBD-containing products, such as foods, tinctures, gummies, and other ingestible products. Our CBD-containing products are not intended for use in the diagnosis, cure, mitigation, treatment, or prevention of a disease or condition. We can provide no assurance that our products or operations are in compliance with federal regulations, including those enforced by the FDA. Failure to comply with FDA regulations or foreign regulations may result in among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

Some of our products that are intended to primarily contain hemp-derived CBD may contain trace amounts of THC. THC is an illegal or controlled substance in many jurisdictions, including under the federal laws of the U.S. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to consumers of our hemp products who test positive for any amounts of THC, even trace amounts, because of the presence of unintentional amounts of THC in our hemp products. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. As a result, we may have to recall our products from the market. Positive tests for THC may adversely affect our reputation and our ability to obtain or retain customers. A claim or regulatory action against us based on such positive test results could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

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We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended and will continue to depend on the efforts and talents of our management team and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including employees with sufficient experience in the hemp industry. Qualified individuals, including individuals with sufficient experience in the hemp industry, are in high demand, and we may incur significant costs to attract and retain such individuals. In addition, the loss of any of our key employees or senior management could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to constraints on marketing our products.

There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

Our participation in the hemp industry may lead to litigation, formal or informal complaints, enforcement actions and governmental inquiries. Such litigation, complaints, enforcement actions and governmental inquiries may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation, complaints, actions, or inquiries may be significant and may require a diversion of our resources, including the attention of our management. There also may be adverse publicity associated with such litigation, complaints, actions, or inquiries that could negatively affect customer perception our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

We may be subject to product liability claims and product recalls.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the sale of CBD products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination, which may affect consumer confidence in our CBD products. Previously unknown adverse reactions resulting from human consumption of CBD products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, adversely affect our reputation with our clients and consumers generally and have a material adverse effect on our business, financial condition and results of operations.

In addition, distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If one or more of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant attention from our management.

Additionally, if one or more of our products are subject to recall, the reputation of that product and our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies in the jurisdictions in which we operate, requiring further attention from our management and potential legal fees and other expenses. Furthermore, any product recall affecting the CBD industry more broadly could lead consumers to lose confidence in the safety of the products, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

The third parties with whom we do business may perceive that they are exposed to reputational risk because of our hemp-related business activities. Any third-party service provider could suspend or withdraw its services if it perceives that the potential risks exceed the potential benefits of providing such services to us. Our failure to establish or maintain business relationships could have a material adverse effect on our business, financial condition and results of operations.

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We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or that violates government regulations and laws. It is not always possible for us to identify and deter misconduct by our employees and other third parties. The precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending such actions, such actions could have a significant impact on our business, including, but not limited to, the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, any of which could have a material adverse effect on our business, financial condition and results of operations.

Conflicts of interest may arise between us and our directors and officers which may have a material adverse effect on our operations.

We may be subject to various potential conflicts of interest because of the fact that some of our directors and officers may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests so long as such activities do not materially or adversely conflict with our business or interfere with their duties to us. In some cases, our directors and executive officers may have fiduciary obligations associated with those business interests that interfere with their ability to devote time to our business and affairs and that could have a material adverse effect on our business, financial condition and results of operations.

Security threats to our information technology infrastructure and/or our physical buildings could expose us to liability and damage our reputation and business.

It is essential to our business strategy that our technology and network infrastructure and our physical buildings remain secure and are perceived by our customers and corporate partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our customers’ and partners’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Despite security measures, we also cannot guarantee security of our physical buildings. Physical building penetration or any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our relationship with customers and partners that are affected, and expose us to financial liability.

Confusion between legal hemp and illegal cannabis.

There is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may, among other impacts, have difficulty with establishing banking relationships which may affect our business, prospects, assets or results of operation.

We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

We do not manufacture any of our products for commercial sale nor do we have the resources necessary to do so. We have contracted with and intend to continue to contract with third parties to manufacture our products. If we are unable to successfully enter into agreements for the manufacturing of our products or if we are not able to secure favorable commercial terms or arrangements with third parties for the manufacturing of our products, our business and financial condition could be harmed.

The Company faces an inherent risk of exposure to various litigation risks that could have an adverse impact on its planned future operations.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Company’s securities and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant resources of the Company and/or the Company’s management.

RISKS RELATED TO THE COMPANY’S NEW AND UNDEVELOPED FRANCHISE MODEL

Our new franchise business model presents a number of risks.

The success of the Company’s Pana Kava JavaTM franchise offering will rely to a large degree on the quality, financial success and cooperation of the franchisees that the Company is able to attract, as well as our success in developing and marketing the franchise opportunities to qualified franchisees. We intend that our Pana Kava JavaTM franchise offering will become a substantial part of our overall revenues in the next 12 to 24 months. The Company’s revenues currently arise from two sources: our product manufacturing under Panacea Life Sciences and sales from company-owned retail locations and the distribution business under Panacea Distro. The Company’s Pana Kava JavaTM franchise offering will rely on fees from franchised retail locations that the Company may collect franchise fees for in the future. The Company’s future franchisees will manage their businesses independently, and therefore will be responsible for the day-to-day operation of their Pana Kava JavaTM locations. The future revenues the Company may realize from franchised locations will be largely dependent on the ability of both the Company to attract franchisees to our Pana Kava JavaTM offering and the ability of the Company’s future franchisees to grow their sales. Business risks affecting the Company’s operations in the future will also affect our franchisees. If the Company fails to fully develop the Pana Kava JavaTM franchise business or fails to attract future franchisees to the Pana Kava JavaTM franchise business, which is currently under development, or the Company’s future franchisees do not experience sales growth, the Company’s revenues and margins could be negatively affected as a result. Also, if sales trends worsen for our franchisees, their financial results may deteriorate, which could result in, among other things, closures, or delayed or reduced payments to the Company.

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The Company’s franchisees could take actions that could harm the Company’s business.

The Company’s future franchisees, assuming that we will be successful in fully developing the Pana Kava JavaTM franchise business and marketing the business to qualified franchisees, of which there can be no assurance, will be contractually obligated to operate their franchises in accordance with state laws and the operations, safety, and health standards set forth in the Company’s agreements with them. However, franchisees are independent third parties which the Company does not control. The franchisees own, operate, and oversee the daily operations of their dispensaries and have sole control over all employee and other workforce decisions. As a result, the ultimate success and quality of any franchise rests with the franchisee. If franchisees do not successfully operate business locations in a manner consistent with required standards, franchise fees paid to the Company will be adversely affected and brand image and reputation could be harmed, which in turn could materially and adversely affect the Company’s business and operating results.

The Company’s operating performance could also be negatively affected if the Company’s franchisees experience operational problems or project an image inconsistent with the Company’s brand and values, particularly if the Company’s contractual and other rights and remedies are limited, costly to exercise or subjected to litigation and potential delays.

The Company may face regulatory hurdles seeking to sell franchises in certain states.

The sale of franchises is regulated by various state laws, as well as by the FTC. The FTC requires that franchisors make extensive disclosure to prospective franchisees but does not require registration. A number of states require registration or disclosure by franchisors in connection with franchise offers and sales. Several states also have “franchise relationship laws” or “business opportunity laws” that limit the ability of the franchisor to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreements. The states with relationship or other statutes governing the termination of franchises include Arkansas, California, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, Virginia, Washington and Wisconsin. Some franchise relationship statutes require a mandated notice period for termination; some require a notice and cure period; and some require that the franchisor demonstrate good cause for termination. Although the Company believes that their franchise agreements comply with these statutory requirements, failure to comply with these laws could result in the Company incurring civil liability. In addition, the Company cannot predict the effect of any future federal or state legislation or regulation.

Our business development and marketing for the Pana Kava JavaTM franchise may not be successful.

Our franchise business model is under development and there can be no assurance that this business will succeed. The Company has invested, and continues to invest resources in franchise development costs and intellectual property development costs, such as legal fees, training costs, advertising and other marketing activities to establish and expand the Company’s brand. There can be no assurance that the Company’s marketing strategies will be effective or that the amount the Company invests in business development and advertising activities will result in a corresponding increase in sales of the Company’s Pana Kava JavaTM franchises. If the Company’s initiatives are not successful, the Company will have incurred significant expenses without the benefit of higher revenues.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

The ownership and protection of our intellectual property rights is a significant aspect of our future success. We rely on patents, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

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We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could put one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. We rely in part on trade secrets to protect our proprietary products and processes. However, trade secrets are difficult to protect. Although we enter into agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors which generally require that information received by such parties during the course of their relationship with us be kept confidential and include provisions with respect to the assignment of inventions to us, such agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. Any enforcement proceedings with respect to our trade secretary may be expensive and time consuming. Any failure to obtain or maintain meaningful trade secret protection could adversely affect our business.

RISKS RELATED TO GOVERNMENT REGULATIONS

There is uncertainty surrounding the regulatory pathway for CBD.

The FDA currently does not permit the marketing of CBD-containing foods or dietary supplements, and we may be subject to enforcement action taken by the FDA concerning products containing derivatives from hemp. On February 4, 2021, Representative Kurt Schrader introduced H.R. 8179, a bill seeking to amend the U.S. Federal Food, Drug, and Cosmetic Act with respect to the regulation of certain hemp-derived CBD and which, if enacted into law, would permit the marketing of hemp-derived CBD and substances containing hemp-derived CBD as dietary supplements under the U.S. Federal Food, Drug, and Cosmetic Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, there can be no assurance that such bill will be enacted into law, and our failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

We believe that the sale of our hemp-derived products are in compliance with applicable U.S. regulations because our hemp products contain less than 0.3% THC and are sold only in states in the United States that have not prohibited the sale of hemp products. The rapidly changing regulatory landscape regarding hemp-derived products presents a substantial risk to the success and ongoing viability of the hemp industry in general and our ability to offer and market hemp-derived products. New legislation or regulations may be introduced at either the federal or state level which, if passed, could impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may also require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

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“Marijuana” is illegal under the U.S. Controlled Substances Act (“CSA”). The 2018 Farm Bill modified the definition of “marijuana” in the CSA so that the definition of “marijuana” no longer includes hemp. The 2018 Farm Bill defines hemp as the “plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3% on a dry weight basis.” All of our hemp-derived products contain less than 0.3% delta-9 tetrahydrocannabinol concentration content. As such, we believe that the manufacture, packaging, labeling, advertising, distribution and sale of our hemp-derived products do not violate the CSA. The FDA, however, does not permit the sale or distribution of certain products, including food and dietary supplements (such as tinctures and gummies). If federal or state regulatory authorities, however, were to determine that industrial hemp and derivatives could be treated by federal and state regulatory authorities as “marijuana,” we could no longer offer our CBD products legally and could potentially be subject to regulatory action. Violations of United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by the United States federal government including but not limited to disgorgement of profits, cessation of business activities or divestiture. Any such actions could have a material adverse effect on our business.

The FDA, Federal Trade Commission (“FTC”) and their state-level equivalents, also possess broad authority to enforce the provisions of federal and state law, respectively, applicable to consumer products and safeguards as such relate to foods and dietary supplements, including powers to issue a public warning or notice of violation letter to us, publicizing information about illegal products, detaining products intended for import or export (in conjunction with U.S. Customs and Border Protection) or otherwise deemed illegal, requesting a recall of illegal products from the market, and requesting the Department of Justice, or the state-level equivalent, to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. or respective state courts. The initiation of any regulatory action towards industrial hemp or hemp derivatives by the FDA, FTC or any other related federal or state agency, would result in greater legal cost to us, may result in substantial financial penalties and enjoinment from certain business-related activities, and if such actions were publicly reported, they may have a material adverse effect on our business and results of operations.

RISKS RELATED TO OUR COMMON STOCK

The market price of our common stock may be volatile and may not accurately reflect the long term value of our Company.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies has experienced substantial volatility in the past. This volatility may affect the ability of holders of our common stock to sell their securities at an advantageous price. Market price fluctuations in our common stock may be due to our operating results, failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions, or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of our common stock. Financial markets have historically, at times, experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values, or prospects of such companies.

Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values, or prospects have not changed. Additionally, these factors as well as other related factors may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in the price and volume of our common stock will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be materially adversely affected.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this Offering Circular, are:

●	sale of our common stock by our stockholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financings to conduct and complete research and development activities and other business activities;

●	the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new and maintain existing customers;

●	unanticipated safety concerns related to the use of our products;

●	changes in our capital structure or dividend policy and future issuances of securities;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

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●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products and services, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to our Intellectual Property;

●	changes in applicable laws, rules or regulations and other dynamics; and

●	other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price. Additional factors that may affect the demand for products and services include but are not limited to: changes in laws and regulations effecting the hemp industry; adverse developments with respect to the hemp industry or increased federal or foreign enforcement; the nature and extent of competition from other companies; and changes in general economic, political and market conditions in or any of the regions in which we conduct our business.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

There is no assurance that an investment in our common stock will earn any positive return.

There is no assurance that an investment in our common stock will earn any positive return. An investment in our common stock involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our common stock is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

There is a limited market for our common stock.

Our common stock is quoted over-the-counter in the United States on the OTCQB tier of the OTC Markets. The over-the-counter markets provide less liquidity than U.S. national securities exchanges, such as the New York Stock Exchange or Nasdaq. Accordingly, a market for our common stock may be highly illiquid and holders of our common stock may be unable to sell or otherwise dispose of their common stock at desirable prices or at all.

If we fail to remain current in our reporting requirements, we could be removed from the OTCQB tier of the OTC Markets which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTCQB tier of the OTC Markets and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTCQB tier of the OTC Markets. If we fail to remain current in our reporting requirements, we could be removed from the OTCQB tier of the OTC Markets. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

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Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

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Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies which may cause us to become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of the quarter ended June 30, 2021, identified a material weakness with respect to our ability to prepare our financial statements in a timely manner and inadequate segregation of duties consistent with control objectives. While we intend to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our business or our assets at any particular time. Therefore, the purchase price you pay for the Shares may not be supported by the value of our business assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the Shares is fixed and will not vary based on the underlying value of our business or assets at any time. Our board of directors (“Board of Directors” or “Board”) has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Shares may not be supported by the current value of our business or our assets at any particular time.

We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

The principal purpose of this Offering is to raise additional capital. We currently intend to use the proceeds we receive from this Offering after deducting estimated fees and expenses associated with qualification of offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees, primarily for the expansion of Pana™ product development and marketing; repayment of certain notes payable; our uplisting to the NASDAQ; and working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this Offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this Offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the Maximum Offering Amount is not sold.

We are offering our common stock on a “best efforts” basis, and we can give no assurance that all of the Shares will be sold. If less than Maximum Offering Amount is sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using working capital that we may generate. Alternative sources of funding may not be available to us at a reasonable cost, if at all, and the working capital generated by us may not be sufficient to fund any uses not financed by the net proceeds from this Offering. No assurance can be given to you that any funds will be invested in this Offering other than your own.

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DETERMINATION OF OFFERING PRICE

The public offering price of the Shares was determined by our Board of Directors. The principal factors considered in determining the public offering price of the hares included:

●	the information in this Offering Circular, including our financial information;
●	the history and the prospects for the industry in which we compete;
●	the ability of our management;
●	the prospects for our future earnings;
●	the present state of our development and our current financial condition;
●	the general condition of the economy and the securities markets in the United States at the time of this Offering;
●	the market price of our common stock quoted on the OTCQB tier of the OTC Markets;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	other factors as were deemed relevant.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant.

ITEM 4: DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this Offering.

As of March 31, 2024, our net tangible book value was approximately $(9,622,528) or $(0.55) per share based on 17,645,352 shares of our common stock outstanding at March 31, 2024. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at March 31, 2024, divided by the number of shares of common stock outstanding at March 31, 2024.

Based on an offering price of $0.20 per Share, on an as adjusted basis as of March 31, 2024, after giving effect to the offering of the Shares and the application of the related net proceeds, our net tangible book value would be:

(i) $(3,646,528), or $(0.21) per share of common stock, assuming the sale of 100% of the Shares (30,000,000 Shares) with net proceeds in the amount of $5,976,000 after deducting estimated Offering expenses of $24,000;

(ii) $(5,146,528), or $(0.29) per share of common stock, assuming the sale of 75% of the Shares (22,500,000 Shares) with net proceeds in the amount of $4,476,000 after deducting estimated Offering expenses of $24,000;

(iii) $(6,646,528), or $(0.38) per share of common stock, assuming the sale of 50% of the Shares (15,000,000 Shares) with net proceeds in the amount of $2,976,000 after deducting estimated Offering expenses of $24,000; and

(iv) $(8,146,528), or $(0.46) per share of common stock, assuming the sale of 25% of the Shares (7,500,000 Shares) with net proceeds in the amount of $1,476,000 after deducting estimated Offering expenses of $24,000.

Purchasers of Shares in this Offering will experience immediate and substantial dilution in net tangible book value per share of common stock for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the Shares being offered in this Offering:

Percentage of Shares sold	100%	75%	50%	10%
Offering price per Share	$0.20	$0.20	$0.20	$0.20
Net tangible book value per share of common stock as of September 30, 2023	$(0.55)	$(0.55)	$(0.55)	$(0.55)
Increase in net tangible book value per share of common stock attributable to new investors in this Offering	$0.34	$0.26	$0.17	$0.09
As adjusted net tangible book value per share of common stock immediately after this Offering	$(0.21)	$(0.29)	$(0.38)	$(0.46)
Dilution per share of common stock to new investors in this Offering	$0.20	$0.20	$0.20	$0.20

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ITEM 5: PLAN OF DISTRIBUTION

We currently plan to have our directors and executive officers sell the shares of our common stock offered pursuant to this Offering Circular. Our executive officers and directors will receive no discounts or commissions. Our executive officers and directors will deliver this Offering Circular to those persons who they believe might have an interest in purchasing all or a part of the shares of our common stock offered pursuant to this Offering Circular. We may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares of our common stock are not sold. The minimum investment amount established for each investor is $2,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. All funds raised by us from this offering will be immediately available for our use.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the shares of common stock offered pursuant to this Offering Circular; however, we may engage one or more selling agents to sell our shares of common stock in the future. If we elect to do so, we will file a supplement to this Offering Circular to identify such selling agent(s).

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1 which sets forth the conditions pursuant to which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

●	the person is not compensated in connection with his participation by the payment of commissions or other renumeration based either directly or indirectly on transactions in securities;

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of this offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. Furthermore, our officer and directors have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

Unless sooner withdrawn or canceled by us, the offering will continue until (i) the maximum offering amount has been sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

OTC Markets Considerations

The OTC Markets is separate and distinct from the Nasdaq stock market or other national exchange. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the Nasdaq and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Although we believe being listed on the OTC Markets increases liquidity for our stock, investors may have greater difficulty in getting orders filled than if we were listed on Nasdaq or another exchange. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for exchange-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the quotation service. For OTC Markets securities, there only has to be one market maker.

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ITEM 6: USE OF PROCEEDS TO ISSUER

The gross proceeds of this Offering will be $6,000,000 if all of the Shares offered are purchased. However, we cannot guarantee that we will sell all of the Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the Shares in this Offering(1):

	If 100% of	If 75% of	If 50% of	If 25% of
	the Shares are	the Shares are	the Shares are	the Shares are
	Sold(1)	Sold(1)	Sold(1)	Sold(1)
Establishment of the Pana Kava Java Franchise	2,300,000	2,300,000	2,200,000	1,000,000
Capital Expense – Manufacturing Equipment Purchase	1,225,000	1,225,000	225,000	125,000
Panacea Distro Inventory	875,000	451,000	251,000	251,000
Strategic Investment in Distressed Assets	1,130,000	200,000	50,000	-
NASDAQ Uplisting and Loan repayment	446,000	300,000	250,000	100,000
Fees for qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, printing and other professional fees, NASDAQ Up list)	24,000	24,000	24,000	24,000
	6,000,000	4,500,000	3,000,000	1,500,000

(1) The upper end of the estimated pricing range, $0.20 per share, was used for purposes of this table, in accordance with Rule 253(b)(2)(ii) of Regulation A.

ITEM 7: DESCRIPTION OF BUSINESS

Our Business

Since 2021, Panacea Life Sciences Holdings, Inc. (PLSH) is a holding company investing in the natural health and well-being consumer products industry. Our subsidiaries compete in three different market segments: (1) producing hemp-derived cannabis products and technologies through our PANATM brand currently sold throughout the United States; (2) operating retail locations and a distribution under our retail network, and (3) developing a retail franchise business under our franchise brand “Pana Kava Java.”

We currently conduct business in the life sciences and health and wellness industries through the operations of two subsidiaries, Panacea Life Sciences, Inc. (“Panacea Life Sciences”) and Panacea Distro, Inc. (“Panacea Distro”). Panacea Life Sciences is dedicated to the production and sale of premium hemp-derived cannabinoid, functional mushroom, kratom and nutraceutical products for consumers and pets. Panacea Distro operates a chain of six Nitro Kava stores and a distribution warehouse in the Tampa, Florida metropolitan area.

We are currently developing a franchise business to market our Pana Kava Java-branded retail operation to franchisees in the State of Florida with plans to expand to additional states. Pana Kava Java is committed to establishing a unique franchise model, drawing inspiration from the European-style café concept. Patrons will have the opportunity to savor infused coffees and beverages, indulge in vaping, and enjoy an array of infused baked goods in a welcoming atmosphere.

Panacea Life Sciences

Established in 2017, our wholly owned subsidiary Panacea Life Sciences is a manufacturer of plant-based natural ingredients and products for the health and wellness-oriented consumer. Panacea Life Sciences operates out of our state-of-the-art 51,000 square foot cGMP facility located in Golden, Colorado, where we perform natural plant-based extraction, manufacturing, research, testing and fulfillment services.

Panacea Life Sciences operates in every segment of the manufacturing value chain. From cultivation to finished goods, our company manufactures our products according to stringent GMP standards and testing protocols employed at every stage of the supply chain. Panacea Life Sciences also offers natural remedies within our branded product lines for every aspect of life: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™. For more information visit www.panacealife.com.

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Panacea Distro

On September 30, 2023, we acquired the business of N7 Enterprises, Inc., a Florida corporation through an asset purchase and consolidated the enterprise in our subsidiary Panacea Distro, formed in 2023. We now operate the chain of 6 retail stores and a distribution warehouse in the Tampa, Florida major metropolitan area under the Pana Kava Java brand. Panacea Distro offers a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE products, and various beverages, with a primary focus on promoting alternative health and wellness.

Pana Kava Java – Franchise Business Under Development

Panacea Distro is the registered owner of our live pending trademark for the “Pana Kava Java” brand, which will be the rebranded name of the Panacea Distro business and the intended name for our franchise operation currently under development. Filed on January 31, 2024 with the United States Patent and Trademark Office (USPTO), Pana Kava Java is a pending trademark application under serial number 98384646 that is currently live and awaiting examination.

We plan to grow our Panacea Distro business by opening new franchised retail locations under the Pana Kava Java trademark and increasing our same store sales, while leveraging our franchise model to create shareholder value.

Our acquisition of the Panacea Distro business by an asset purchase is part of an overarching acquisition strategy that is intended to accelerate national expansion by creating turnkey investment opportunities for Pana Kava Java franchisees. The Company plans to convert acquired retail locations into Pana Kava Java cafés, operate them internally and develop the business model for the sale of future additional retail locations to future franchise partners. This offers an expedited solution for entrepreneurs seeking immediate entry into the retail health and wellness industry. The Company may execute similar transactions in the next 12 months to gain a deeper market penetration in select markets. Subsequently and/or concurrently, the Company plans to introduce the PANATM brand suite of products to the same markets in our and our franchisees’ retail locations.

Currently, active efforts are underway in developing the Pana Kava Java plan, encompassing aspects such as business development, flagship store establishment, legal document preparation, marketing and packaging strategies, as well as the recruitment and training of franchisees.

Organizational Overview and History

Panacea Life Sciences Holdings, Inc. was incorporated on January 18, 2008 in the state of Nevada under the name Solid Solar Energy, Inc. On May 17, 2013, we changed our name to Spiral Energy Tech., Inc. On March 22, 2016, we changed our name to Exactus, Inc. On October 25, 2021, we changed our name to Panacea Life Sciences Holdings, Inc., with the change of control of the Company to our current CEO and controlling shareholder, Leslie Buttorff.

Our Products

Under the Panacea Life Sciences subsidiary were produce cannabinoid and nutraceutical products under the PANA™ and Sure Botancial brands. Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary PANACEA LIFE SCIENCES under the brand name PANA™. Our current PANA™ products offerings include the following:

●	Pana Beauty™
●	Pana Health™
●	Pana Life™
●	Pana Pet™
●	Pana Sport™

Panacea Life Sciences is one of few U.S. companies that specializes in vegan softgel manufacturing. Contract manufacturing for nutraceutical companies is currently about 90% of the Company’s revenues. We intend to not only expand this customer base but continue to offer cannabinoid and mushroom supplement products on Amazon and other retail outlets.

Previous Investments

N7 Enterprises, Inc. Acquisition

On September 30, 2023, as discussed in greater detail in “Material Agreements” on page 22 below, we acquired the Nitro Kava Business from N7 Enterprises, Inc., a Florida corporation (“N7 Enterprises”) under an asset purchase agreement. N7 Enterprises operated a chain of kava and kratom retail beverage locations in the Tampa, Florida area under the commercial name “Lizard Juice” and “Nitro Kava.” After our acquisition of the Nitro Kava Businesses, we consolidated the business under our newly formed subsidiary, Panacea Distro, and are currently involved in rebranding the retail operations, consisting of six leased Wellness Lifestyle cafés, to our trademarked brand “PANA KAVA JAVA,” while the distribution operation and cash and carry business will remain under the Panacea Distro name.

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Plan of Operations and Use of Proceeds

During the twelve-month period following receipt of raised funds in this Offering, we intend that the funds raised from this Offering will be utilized as follows, assuming $6,000,000 is raised in this Offering and aggregate offering expenses are $24,000:

We anticipate requiring a total of $2,000,000 in order to operate our business for the next 12 months. We have relied and will continue to rely on debt and equity financing, and we will also rely on funds to be raised in this Offering to fund our operating expenses during the following twelve months. Should we be unable to raise the full amount outlined in this Offering, we plan to limit our expansion plans, as outlined herein.

●	Establishment of the Pana Kava Java Franchise
●	Panacea Distro Inventory for PKJ
●	PKJ Marketing/Advertising
●	Capital expense: purchase of certain additional manufacturing equipment needed to serve our growing customer base.
●	Acquisitions of stressed CBD and supplement companies
●	Repayment of notes payable
●	NASDAQ Up list

As a priority, the initial funding will be used to further establish the Pana Kava Java franchise. The Panacea Distro business is segmented into two distinct areas—the retail stores and the cash & carry distribution warehouse. The retail stores are poised to evolve into franchise stores, with the intention of eventually adopting the name “PANA KAVA JAVA.” This strategic move is part of our plan to establish a franchise model based on the success of these existing retail locations. Our first priority is to convert the existing N7 stores and establish the required documents needed to create a franchisor company.

In the coming months, a third business entity, Pana Kava Java (PKJ), is set to emerge as the franchisor company, with a scheduled launch in Q3-Q4 2024. Pana Kava Java is committed to establishing a unique franchise model, drawing inspiration from the European-style café concept. Patrons will have the opportunity to savor infused coffees and beverages, indulge in vaping, and enjoy an array of infused baked goods in a welcoming atmosphere.

Pana Kava Java, as the franchisor, will offer franchise rights to individuals interested in opening stores/cafés, enabling them to sell products or services under the PKJ brand, leveraging our expertise and intellectual property. Currently, active efforts are underway in developing the franchisor plan, encompassing aspects such as business development, flagship store establishment, legal document preparation, marketing and packaging strategies, as well as the recruitment and training of franchisees.

Recognizing the regulatory landscape, Pana Kava Java is diligently working on compliance with state and federal laws governing franchises. Essential documents, including the Franchise Disclosure Document (FDD) and other regulatory materials, are in their initial stages of development to ensure adherence to legal requirements.

Next in priority will be to expand our manufacturing capabilities and also continue to pursue acquisitions of other assets and companies that are distressed.

Material Agreements

Acquisition of N-7 Enterprises and the Nitro Kava Business

On September 30, 2023, the Company consummated the transactions contemplated by the Asset Purchase Agreement dated as of June 30, 2023 among Lizard Juice, LLC, a Delaware limited liability company (“Lizard Juice”), Gary Wilder, (“Wilder”), New Age Distribution, LLC, a Florida limited liability company (“New Age Distribution”), and N7 Enterprises, Inc., a Florida corporation and the parent company of Lizard Juice and New Age Distribution (“N7 Enterprises” and together with Lizard Juice, Wilder and New Age Distribution, the “Sellers”) and the Company, pursuant to which the Sellers sold and assigned to the Company, and the Company purchased and assumed from the Sellers, certain of the assets of Seller, including eight Nitro Kava stores in the Tampa, Florida area, including inventory, equipment and recipes, distribution facilities and a warehouse (collectively, the “Nitro Kava Business”).

In exchange for the assets of the Nitro Kava Business, the Company agreed to pay the shareholders of Sellers up to 78,530 shares of Series N-7 Convertible Preferred Stock, a newly authorized class of convertible preferred stock of the Company (the “Series N-7 Preferred”). The Purchase Agreement contained standard representations and warranties by the Company and the Sellers which, except for fundamental representations, remain in effect for twelve months following the closing date. As discussed below, 31,000 shares of the Series N-7 Preferred were pledged to the Company under a security interest, which the Company subsequently recovered due to asset value adjustments under the Purchase Agreement, reducing total compensation payable under the Purchase Agreement by that amount.

Additional agreements ancillary to the asset acquisition were also executed, including but not limited to a bill of sale, a pledge and security agreement, various leases for the Nitro Kava Business retail locations, leakout agreements from the Sellers, a consulting agreement with Wilder, and a side agreement authorizing the Company to offset any acquisition-related cash expenses incurred by the Company with payments due under the consulting agreement with Wilder.

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Pledge and Security Agreement

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a pledge and security agreement dated as of June 30, 2023 with Wilder (“Security Agreement”), pursuant to which Wilder granted to the Company a security interest and lien upon 31,000 shares of Series N-7 Preferred, to be issued to Wilder in compensation, to collateralize all Sellers’ obligations under the Purchase Agreement. Under the Security Agreement, Wilder delivered the pledged Series N-7 Preferred to Panacea for the period beginning at the Signing Date of the Asset Purchase Agreement and ending twenty-four (24) months thereafter. In the event of a claim under the Purchase Agreement, Panacea shall have the right to make distributions from the pledged Series N-7 Preferred to the Company as set out in the Purchase Agreement and the Security Agreement. On February 6, 2024, pursuant to the terms of the Security Agreement, the Company took possession of the 31,000 shares of N-7 Preferred that were pledged as security to offset reduced asset value under the Purchase Agreement.

Consulting Agreement and Offset Agreement

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a consulting agreement dated as of June 30, 2023 with Wilder (“Consulting Agreement”), pursuant to which Panacea agreed to compensation Wilder with $20,000 per month in cash for a 6-month period, a total cash compensation of $120,000, to provide advisory services on marketing and advertising strategies, new product ideas and strategies, general advice and support, and development of an energy drink business unit, related to the ongoing Nitro Kava Business. Also in connection with the Purchase Agreement and the Consulting Agreement, the Company entered into a side letter agreement dated as of September 30, 2023 with Wilder (“Offset Agreement”), pursuant to which the Company shall have the right to offset any acquisition-related cash expenses, including but not limited to payroll costs and point of sale merchant account charges, incurred by the Company by charging such expenses to payments due under the Consulting Agreement with Wilder. No compensation has been paid to Wilder under the Consulting Agreement.

Lease Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into various lease agreements with the relevant landlords to the retail locations and warehouse comprising the Nitro Kava Business, as assignee.

Leakout Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into various leakout agreements with the shareholders of Sellers, pursuant to which the shares of Common Stock of the Company deliverable to such holders upon conversion of the Series N-7 Preferred after 180 days from their issuance date shall be subject to certain restrictions on disposition (the “Leakout Agreements”). Under the Leakout Agreements, a condition to issuance of the Series N-7 Preferred, holders shall be permitted to sell an aggregate of up to the greater of one (1%) percent of the average daily volume during the prior ten (10) trading days, or in privately negotiated transactions (provided the purchaser enters into a joinder agreement and agrees to be subject to the same restrictions on such shares applicable to Seller).

Nutraceuticals and FDA Regulation

In June 2022, given the FDA’s lack of clarity regarding the CBD industry, the Company pivoted some of its resources to focus on the nutraceutical industry. The Company made further investments in its softgel line for bovine and vegan softgels. The sales approach has been successful and we have closed over ten different nutraceutical contracts in the ordinary course of this business. In this same timeframe we have focused on two other natural plant products—functional mushrooms and kratom. These new areas will continue to be a focus area for Panacea in 2023.

Promissory Note

On November 18, 2021, the Company and an institutional investor signed an agreement for a $1.1 million original issue discount convertible note (the “Note”) financing in which the investor is paying $1 million in gross proceeds. The one-year Note is convertible into common stock at $1.40 per share. We also issued the investor 785,715 warrants to purchase common stock at an exercise price of $1.40 per share. The warrants are exercisable over a five-year period beginning May 18, 2022. The loan payoff was made on December 15, 2022 for the amount of $1,115,000.

Our Competitive Analysis

We believe that our competitive advantages are derived from being vertically integrated that allows for extraction, enrichment and manufacturing under a cGMP quality environment: 1) Using pharmaceutical formulation methods to optimize the delivery of various nutraceutical, hemp, mushroom and kratom products, 2) Developing both full spectrum and THC-free products, 3) hemp supply, and 4) utilize Good Manufacturing Practice to produce goods that ensures safe and quality products that deliver consistent dosing. The ability to produce both full spectrum products (those that contain <0.3%) and THC-free products allows us to optimize dosage and delivery to various human conditions. PLSH subsidiaries control the complete value chain.

Industrial hemp extracts are found to have particular application as neuroprotectants, for example in limiting neurological damage and increasing speed of recovery with traumatic brain injury. The cannabinoids have also been reported to treat human disease conditions where currently multiple pharmacological products are needed, e.g., Post Traumatic Stress Disorder (PTSD), or where there is no current cure such as Alzheimer’s, Parkinson’s Disease, and age-related dementia, to name a few. Cannabinoids have a wide range of possible benefits which we are pursuing through clinical trials and studies.

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Although numerous reports describe cannabis/hemp extract health benefits the industry lacks sufficient clinical data and quality control to provide patient benefit. We are combining human and pet clinical studies with Good Manufacturing Process manufacturing to generate a panel of products tailored and optimized for specific disease treatment. Our products are designed to optimize formulation with delivery method to maximize health benefits including an intellectual property portfolio enabling development of topical creams, sublingual products, oral soft gel capsules, patches, and sprays. Our products are derived from organic practices industrial hemp grown in Colorado.

Our goals are to research, produce, and distribute products both domestically and internationally that target and treat major categories of medical conditions: pain, cancer, psychological, gastrointestinal, autoimmune, neurological, and sleep disorders. These categories include conditions that affect hundreds of millions of patients and animals worldwide. Another goal is to be a leader in contract manufacturing for end-products, such as nutraceuticals, supplements and pet and farm products.

Our Intellectual Property

We operate in every segment of the cannabinoid product value chain. From the hemp plant to finished goods, we ensure our products with stringent testing protocols employed at every stage of the supply chain. Panacea endeavors to offer pure natural remedies within product lines for every aspect of life, Our portfolio includes the following trademarks and registrations: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Life®, and Pana Kava JavaTM.

Research and Development

In October 2021, Panacea Life Sciences’ investment in the Cannabinoid Lab at Colorado State University (“CSU”) was realized. The Cannabinoid Research Center is conducting numerous studies and clinical research that will extend our knowledge of how cannabis extracts affect human and animal health. We will work through the center to form multiple research collaborations as well as perform our own studies in multiple therapeutic areas. The Panacea Life Sciences Cannabinoid Research Center is housed in the Chemistry Building in the heart of the CSU campus. The center is expected to be a leader in cannabinoid research nation and world-wide as the industry continues to grow.

Our Sales Strategy

As previously described, since our cannabinoid products contain little to no THC, we have the ability to sell our products across the United States and internationally. We have established a multi-faceted sales strategy targeting:

●	global ecommerce platform for fulfilling orders and shipping worldwide where legally permitted;
●	direct pharmacy placement;
●	direct placement in retail stores, salons, spas, athletic facilities, etc.
●	Intelligent vending machines
●	E-commerce based systems and social media

In addition, we have established several other sales channels via sales reps, e-commerce (selling directly to customers), large bulk sales to suppliers and to dispensaries. The e-commerce sales platform also works with the commissioned based sales. All sales commissions are tracked and paid via the ERP platform.

We also manufacture nutraceutical and other cannabinoid/kratom/mushroom products for several other companies for various white label and contract manufacturing deals. We specialize in bovine and vegan soft gel manufacturing.

Marketing and Distribution

With the acquisition of N7 we now have access to not only our corporate owned stores in the Tampa Florida area but additional access to all the distribution stores in which we sell products.

We distribute our products to various businesses across the United States through channels optimized to the individual needs of customers. Our B2B as well as B2C approach allows much flexibility for healthcare providers the ability to recommend specific treatment options using cannabinoids as a replacement for conventional pharmaceuticals.

Currently we sell over 40 different product SKUs of CBD and CBG products. In addition, we offer “white label” licensing to retail businesses and contract manufacturing services to smaller CBD companies. We plan to continue to build an integrated healthcare organization by creating products and programs using emerging botanical extracts. We deliver these programs through managed agriculture, pharmaceutical production, physician education, distribution and social media networks. We use our intellectual property in extraction technology, proprietary compounds, delivery systems, and distribution to produce high-quality products in terms of control, consistency, accountability, and packaging.

All our products are stored in a secure distribution area in preparation for delivery to various sales channels, healthcare providers and other retail locations. The laboratory and production facility have the capacity for domestic and international delivery fulfillment and for international export. All products are tracked and securely manifested for delivery to retail and medical offices for distribution.

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We are recruiting key service providers to leverage the power of online sales and social media placement. We have placed products on various online retail sales stores and has launched product sales on Amazon.com. As product ambassadors are secured, we intend to increase its online and social media exposure to advance a business-to-consumer and business to business distribution model.

In 2018, we entered into an agreement with Quintel-MC, Inc. to research and define Panacea Life Sciences business and manufacturing processes. The ERPCannabis system based on an SAP architecture was used to develop the base installation. All financial, human resource, payroll, procurement, production planning and materials management business processes are represented in this system. In addition, the system is linked to our e-Commerce web site. This system allows us to update product costing and determine inventory levels which will be critical as the company expands. In addition, sophisticated financial and payroll processing are inherent in the solution; thus, offering investors detailed accounting results related to company investments.

Environmental Matters

Compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any direct material effect on our capital expenditures, earnings or competitive position, however such factors could indirectly affect us as well as participants in the supply chain for our products, and our business, operations, vendors or suppliers.

Government Regulations

On December 20, 2018, the President of the United States signed the Farm Bill into law. Among other things, this new law changed certain federal authorities relating to the production and marketing of hemp, defined as cannabis (Cannabis sativa L.), and hemp products containing less than 0.3 percent delta-9-tetrahydrocannabinol (THC, including removing hemp and derivatives of hemp from the Controlled Substance Act. January 15, 2021, the USDA issued its final rule regarding the Establishment of a Domestic Hemp Production Program which authorized hemp to be grown and processed legally in the United States and made it legal to transport in interstate commerce.

The Farm Bill recognizes hemp as distinct from its genetic cousin, marijuana, and specifically industrial hemp has been excluded from U.S. drug laws. The Farm Bill allows for each individual state to regulate industrial hemp and industrial hemp-based products or accept the USDA rules. Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp (other than THC) are still subject to a patchwork of state regulations. We are actively monitoring the regulations and proposed regulations in each state to ensure our operations are compliant.

As of the date of this report, and based upon publicly available information, to our knowledge the FDA has not taken any enforcement actions against CBD companies. The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of CBD products, only relating to instances that such CBD companies have made misleading and unapproved label claims. We will continue to monitor the FDA’s position on CBD as the FDA has now transferred this area to Congress.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and the handling of customer complaints and regulations prohibiting unfair and deceptive trade practices. The growth and demand for online commerce has and may continue to result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws may cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

There is also great uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues may take years to resolve. For example, tax authorities in several states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet and commercial online services could result in significant additional taxes or regulatory restrictions on our business. These taxes or restrictions could have an adverse effect on our cash flows, results of operations and overall financial condition. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Human Capital

On December 31, 2023, we had over 40 full-time employees. There are no collective bargaining agreements covering any of our employees. We believe that our success depends on our ability to attract, develop and retain key personnel. We believe that the skills, experience and industry knowledge of our key employees significantly benefit our operations and performance.

Employee health and safety in the workplace is one of our core values. Employee levels are managed to align with the pace of business and management believes it has sufficient human capital to operate its business successfully.

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ITEM 8: DESCRIPTION OF PROPERTY

XXII has allocated 10 acres of the Needle Rock Farm in Delta County, CO to Panacea Life Sciences, Inc. We also lease our laboratory space at 16194 West 45th Drive, Golden, CO 80403 from J&N Real Estate Company, LLC which is owned by its CEO. None of the PLSH subsidiaries own any real property. All warehouses, labs, store are leased. See Note 5 to our consolidated financials.

ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with “Summary Financial Data” and our financial statements and the related notes appearing elsewhere in this Offering Circular. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this Offering Circular. All amounts in this Offering Circular are in U.S. dollars, unless otherwise noted.

General

We are a Nevada corporation organized in 2008. Exactus, Inc. was our former name. We have pursued opportunities in hemp-based businesses, which we refer to as “cannabinoids or CBD”. On June 30, 2021, Panacea Life Sciences, Inc. “Panacea” entered into an Exchange Agreement with Exactus and as a result became a seed-to-sale Cannabinoid company. The former Panacea stockholders have assumed majority control of us, and all our operations are now operated through Panacea which because of the share exchange became our wholly owned subsidiary. Leslie Buttorff, became our Chief Executive Officer and a director upon the closing of the share exchange, also became our principal stockholder through common stock and Convertible Preferred Stock issued to her and entities she controls.

Panacea Life Sciences Holdings, Inc. (PLSH) is holding company structured to support the life sciences and health and wellness industry. Panacea, which was founded by Leslie Buttorff in 2017 as a woman-owned business, attracted a $14 million investment from 22nd Century Group, Inc., or XXII, a plant biotechnology company which also has a focus on hemp products and technology, during 2019. XXII has retained a 15.19% stake in us following the share exchange. Through Panacea, we are dedicated to developing and producing the highest-quality, most medically relevant, legal, hemp-derived cannabinoid products for consumers and pets. Beginning at a farm Panacea owns a parcel of located at Needle Rock, Colorado and leases laboratory space located within a 51,000 square foot, state-of-the-art, cGMP, extraction, manufacturing, testing and fulfillment center located in Golden, Colorado, Panacea operates in every segment of the hemp product value chain. From cultivation to finished goods, Panacea ensures its products with stringent testing protocols employed at every stage of the supply chain. Panacea endeavors to offer pure natural remedies within product lines for every aspect of life: PANA Life®, PANA Beauty®, PANA Sport™, PANA Pet®, PANA PURE™ and PANA Health™.

Its subsidiary, Panacea Life Sciences, Inc. (PLS) is dedicated to manufacturing, research and producing the highest-quality, hemp-derived cannabinoid, functional mushroom, Kratom and nutraceutical products for consumers and pets. From cultivation to finished goods, the company ensures its products with stringent GMP standards and testing protocols employed at every stage of the supply chain.

We are well positioned to develop novel hemp extracts as dietary supplements and topical applications. Our biotechnology plans focus on our research at Colorado State University where we are involved in several health-related research studies.

Panacea Distro, the second subsidiary of Panacea Life Sciences Holdings, Inc., manages six retail locations and a distribution center situated in the Tampa, Florida area. These establishments provide a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE products, and various beverages, with a primary focus on promoting alternative health and wellness. The Panacea Distro business is segmented into two distinct areas—the retail stores and the cash & carry distribution warehouse. The retail stores are poised to evolve into franchise stores, with the intention of eventually adopting the name “PANA KAVA JAVA.” This strategic move is part of our plan to establish a franchise model based on the success of these existing retail locations.

In 2024, a third business entity, Pana Kava Java (PKJ), is set to emerge as the franchisor company, with a scheduled launch in Q3-Q4 2024. Pana Kava Java is committed to establishing a unique franchise model, drawing inspiration from the European-style café concept. Patrons will have the opportunity to savor infused coffees and beverages, indulge in vaping, and enjoy an array of infused baked goods in a welcoming atmosphere. Pana Kava Java, as the franchisor, will offer franchise rights to individuals interested in opening stores/cafés, enabling them to sell products or services under the PKJ brand, leveraging our expertise and intellectual property. Currently, active efforts are underway in developing the franchisor plan, encompassing aspects such as business development, flagship store establishment, legal document preparation, marketing and packaging strategies, as well as the recruitment and training of franchisees.

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Results of Operations

Comparison of the Years Ended December 31, 2023, and 2022.

The following table sets forth our results of operations for the years ended December 31, 2023, and December 31, 2022.

	Years Ended December 31,		Period to
	2023	2022	Period Change

Revenues from nutraceutical and CBD sales	$1,762,903	$1,515,448	$247,455
Revenues from PPE sales	$-	$111,530	$(111,530)
Revenues from Pana Distro sales (4th Q only)	$595,549	$-	$595,549
Cost of sales	$1,262,979	$1,230,508	$(32,471)
Production related operating expenses	$5,211,719	$4,955,348	$256,371
General and administrative	$1,456,412	$1,093,364	$363,048)
Interest expense	$(1,555,877)	$(2,048,171)	$(492,294)
Unrealized gain on marketable securities	$(1,092,429)	$(2,660,105	$(1,567,676)
Realized gain on sale of securities	$-	$22,816	$(22,816)
Other income (loss)	$-	$27,598	$(27,598)
Employer retention credit	$-	$253,791	$(253,791)
Rental income	$178,411	$232,183	$(53,772)

Year Ended December 31, 2023, and 2022

Net Revenues

We are principally engaged in the business of manufacturing, producing, and selling products for nutraceutical companies and our own products made from industrial hemp. Revenue consists of sales of our five categories of brand products, white label and contract manufacturing sales to other hemp companies, raw material sales (distillate and isolate), and tolling arrangements.

Our revenues for the year ended December 31, 2023, increased by $757,978, or 47%, to $2,384,956 as compared to $1,626,978 for the year ended December 31, 2022. The increase in sales is in 2023 was due to the company’s increased focus on contract manufacturing for nutraceutical companies.

Cost of Sales

Cost of sales for the year ended December 31, 2023, increased by $32,471, or 3%, to $1,262,979 as compared to $1,230,508 for the year ended December 31, 2022. The increase in cost of sales was due primarily to more material procurement from increased revenues. The primary components of cost of sales include the cost of procuring raw materials and the cost of manufacturing the associated products.

Operating Expenses

Operating expenses for the year ended December 31, 2023, increased by $619,419, or 10%, to $6,668,131 as compared to $6,048,712 for the year ended December 31, 2022. The increase in operating expenses was primarily due to increased production related operating expenses as well as increased general and administrative expenses.

The increase in production relating expenses of $256,371 or 5% to 5,211,719 for the year ended December 31, 2023, as compared to $4,955,348 for the year ended December 31, 2022, was primarily due to increased storage costs and increased building costs.

The increase in general and administrative expenses of $363,048 or 33% to 1,456,412 for the year ended December 31, 2023, as compared to $1,093,364 for the year ended December 31, 2022, was primarily due to increased bad debt write-offs. Included in this increased bad debt expense was a write-off of a $500,000 receivable representative of hemp due to the company from XXII. This receivable was deemed uncollectible and subsequently expensed.

Other income (expense)

Other income for the year ended December 31, 2023, increased by $1,021,196, or 29%, to (2,469,147) as compared to (3,490,432) for the year ended December 31, 2022. This increase is due primarily to decreased interest expense and a smaller unrealized loss related to the value of the shares of XXII held by the company. On January 3, 2022, XXII closed at $3.12 per share. On January 3, 2023, XXII closed at $0.91 and on December 29, 2023, closed at $0.20 per share. The stock and was also subject to a reverse share split of 15 to 1 that took place on July 5, 2023.

Summary of Cash Flows

	Years ended December 31,
	2023	2022
Cash (used in) / provided by
Operating activities	$(1,524,463)	$(2,399,579)
Investing activities	(65,322)	(196,972)
Financing activities	1,683,756	2,583,728
Net increase (decrease) in cash and cash equivalents	$93,971	$(12,823)

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Cash flows from operating activities

Net cash used in operating activities was $1,524,463 for the year ended December 31, 2023, as compared to $2,399,579 for the year ended December 31, 2022. The decrease in 2023 was due primarily to decreasing operating and SG&A expenses. The largest source of operating cash is from our customers CBD sales are processed online with payment due at checkout, and the associated credit card payments are collected and paid within 1-2 business days. Other white label and contract manufacturing customers generally pay before the products are released or some larger customers are given either net 10, 2% or 30 day net terms.

Cash flows from investing activities

Net cash used in investing activities was $65,322 for the year ended December 31, 2023, as compared to $196,972 for the year ended December 31, 2022. The decrease of cash used in 2023 was due primarily to fewer fixed asset purchases.

Cash flows from financing activities

Net cash used in financing activities was $1,683,756 for the year ended December 31, 2023, as compared to $2,583,728 for the year ending December 31, 2022.

During the year ended December 31, 2023 cash provided by financing activities totaled $1,683,756 which included repayment of $135,000 on a convertible note, repayment of related party notes in the amount of $272,075 and proceeds of $2,090,831 from related party notes.

During the year ended December 31, 2022, cash provided by financing activities totaled $2,583,728 which included proceeds of $4,090,448 from related party notes and $253,791 from a related party payroll protection loan partially offset by repayments of convertible notes of $1,100,000 and repayment of related party notes payable in the amount of $660,511. In 2023 the primary financing was cash provided by Company’s CEO.

Liquidity and Capital Resources

On December 31, 2023, we had approximately $14,933 of liquid marketable securities and $100,922 in cash. Our Chief Executive Officer holds the XXII shares pursuant to the pledge agreement and has the power at any time to permit us to sell the shares to provide working capital. We have borrowed substantial sums from Leslie Buttorff, our Chief Executive Officer, to meet its working capital obligations. On June 30, 2021, Panacea issued an affiliate of Ms. Buttorff a 12% demand promissory note for $4.063 million and issued Ms. Buttorff a 10% demand promissory note for $1.624 million secured by a pledge of certain XXII common stock owned by Panacea. Additionally, we have a line of credit with Ms. Buttorff through which it may borrow up to $8 million at a 10% annual interest rate.

We will not have sufficient cash resources to sustain our operations for the next 12 months, particularly if the large sales contracts we have do not result in the revenue anticipated. This raises substantial doubt as a going concern as we are dependent on obtaining financing from one or more debt or equity offerings or further loans from Ms. Buttorff assuming she agrees to advance further funds.

These consolidated financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. No adjustment has been made to the carrying amount and classification of our assets and the carrying amount of our liabilities based on the going concern uncertainty. These factors raise substantial doubt about our ability to continue as a going concern for a period of 12 months from the issuance date of this report. Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. In addition, due to insufficient revenue, we will need to obtain further funding through public or private equity offerings, debt financing, collaboration arrangements or other sources in order to maintain active business operations. We currently do not have sufficient cash flow to pay our ongoing financial obligations on a consistent basis. The issuance of any additional shares of common stock, preferred stock or convertible securities could be substantially dilutive to our stockholders. In addition, adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital, we will be forced to borrow additional sums from our Chief Executive Officer or delay, reduce or eliminate our research and development programs, we may not be able to continue as a going concern, and we may be forced to discontinue operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off Balance Sheet Arrangements

As of December 31, 2023, we had no material off-balance sheet arrangements.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of our consolidated financial statements requires its management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures. Our management bases its estimates, assumptions and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Different assumptions and judgments would change the estimates used in the preparation of our consolidated financial statements which, in turn, could change the results from those reported. In addition, actual results may differ from these estimates and such differences could be material to our financial position and results of operations.

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Critical accounting estimates are those that our management considers the most important to the portrayal of our financial condition and results of operations because they require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our critical accounting estimates in relation to its consolidated financial statements include those related to:

●	Goodwill and intangible assets
●	Fair value of marketable securities
●	Incremental Borrowing Rate used Right of Use Asset Calculations
●	Business combinations

Goodwill and Indefinite-Lived Intangibles

We allocate the cost of acquired companies to the identifiable tangible and intangible assets acquired and liabilities assumed, with the remaining amount classified as goodwill. The identification and valuation of these intangible assets and the determination of the estimated useful lives at the time of acquisition, as well as the completion of impairment tests, require significant management judgments and estimates. These estimates are made based on, among other factors, review of projected future operating results and business plans, economic projections, anticipated highest and best use of future cash flows and the cost of capital. The use of alternative estimates and assumptions could increase or decrease the estimated fair value of goodwill and other intangible assets, and potentially result in a different impact to our results of operations. Further, changes in business strategy and/or market conditions may significantly impact these judgments and thereby impact the fair value of these assets, which could result in an impairment of the goodwill or intangible assets.

Goodwill is not amortized but is tested for impairment annually and whenever events or circumstances change that indicate impairment may have occurred. We tested goodwill for impairment and determined there was no impairment and found not impairment charge based on the excess of a reporting unit’s carrying amount over our fair value.

Fair value of marketable securities

Marketable securities are recorded at fair value using the quoted market prices and changes in fair value are recorded as net realized gains or losses in comprehensive income. We monitor these investments for impairment and make appropriate reductions in carrying values as necessary.

Incremental Borrowing Rate used Right of Use Asset Calculations

We determine if a contract is a lease or contains a lease at the inception of the contract and reassess that conclusion if the contract is modified. All leases are assessed for classification as an operating lease or a finance lease. Operating lease right-of-use, or ROU, assets are included in non-current other assets on our consolidated balance sheet. Operating lease liabilities are separated into a current portion, included within other accrued liabilities on our consolidated balance sheet, and a non-current portion, included within other long-term liabilities on our consolidated balance sheet. We do not have any finance lease ROU assets or liabilities. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. We do not obtain and control the right to use the identified asset until the lease commencement date.

Our lease liabilities are recognized at the applicable lease commencement date based on the present value of the lease payments required to be paid over the lease term. Because the interest rate implicit in the lease is not readily determinable, we generally use our incremental borrowing rate to discount the lease payments to present value. The estimated incremental borrowing rate is derived from information available at the lease commencement date. We factor in publicly available data for instruments with similar characteristics when calculating our incremental borrowing rates. Our ROU assets are also recognized at the applicable lease commencement date. The ROU asset equals the carrying amount of the related lease liability, adjusted for any lease payments made prior to lease commencement and lease incentives provided by the lessor. Variable lease payments are expensed as incurred and do not factor into the measurement of the applicable ROU asset or lease liability.

Business Combinations

We have applied significant estimates and judgments in order to determine the fair value of the identified assets acquired, liabilities assumed and goodwill recognized in connection with our business combinations to ensure the value of the assets and liabilities acquired are recognized at fair value as of the acquisition date. In measuring the fair value, we utilize valuation techniques consistent with the market approach, income approach, or cost approach.

The valuation of the identifiable assets and liabilities includes assumptions made in performing the valuation, such as projected revenue, weighted average cost of capital, discount rates, estimated useful lives, and other relevant assessments. These assessments can be significantly affected by our estimates, judgments, and assumptions. If actual results are not consistent with our estimates, judgments, or assumptions, or if additional or new information arises in the future that affects our fair value estimates, then adjustments to our initial fair value estimates may have a material impact to our purchase accounting or our results of operations. If actual results are not consistent with our estimates, judgments, or assumptions, or if additional or new information arises in the future, beyond our one-year measurement period, that affects our fair value estimates, then adjustments to our initial fair value estimates may have a material impact to our results of operations.

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ITEM 10: DIRECTORS, EXECUTIVE OFFICERS

AND SIGNIFICANT EMPLOYEES

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his successor is elected and qualified or until his death, resignation, retirement, removal or disqualification. Our officers are appointed by our Board of Directors and serve until their successors are duly elected and qualified, or until the officer’s death, resignation, retirement, removal or disqualification.

The following information sets forth the names, ages, and positions of our current directors and executive officers as of March 15, 2023.

Name	Age	Present Positions
Leslie Buttorff	65	CEO and Chairman
Lawrence J. Wert	65	Director
Nick Cavarra	58	President
Nathan Berman	35	Controller
James Baumgartner	58	Chief Science Officer and Quality Control

Directors

Our Board is currently comprised of two (2) members. The following biographical information discloses each director’s age, business experience and other directorships held during the past five years. It also includes the experiences, qualifications, attributes and skills that led to the conclusion that the individual should serve as our director.

Leslie Buttorff is our Chief Executive Officer and director since June 30, 2021. Ms. Buttorff has been the Chief Executive Officer of Panacea Life Sciences, Inc., a company which manufactures and develops pharma-grade hemp-related products since 2017. In addition, Ms. Buttorff has been the Chairman of the Board of Quintel-MC, Inc. a company that focuses on SAP ERP (Enterprise Resource Planning) implementations since 2002. Ms. Buttorff formed Quintel-MC, Inc. in 2002. Before establishing Quintel, Ms. Buttorff was the global practice leader for Arthur D. Little’s Utilities and Energy practice and was responsible for the alliance with Perot Systems. Ms. Buttorff is also a member of the Boards of Active Youth Network (provides revenue and enables information for sports teams, high schools and clubs) and JobZology (a CSU spinoff focused on matching people and jobs for employers). Ms. Buttorff was appointed to our Board as a result of her knowledge of the business, ownership and position with the Company.

Lawrence J. Wert was appointed to our Board on April 29, 2020. Mr. Wert has over 40 years in broadcasting. Mr. Wert served as the President of Broadcast Media for Tribune Media Company from 2013 through September of 2019. Mr. Wert previously served on the NAB TV Board of Directors, Fox Board and the CBS Board of Governors. In 2017, Mr. Wert was named “Broadcaster of the Year” by the Illinois Broadcaster’s Association. Currently, he serves on the Board of Directors for several charities, including the Children’s Brittle Bone Foundation, Catholic Charities, the Chicagoland Chamber of Commerce and the 100 Club. Mr. Wert is a member of the Governing Board of Gilda’s Club of Chicago, an advisor to the Chicago Chapter of Make-A-Wish Foundation and an honorary board member of RAINBOWS, an organization that helps children cope with loss. In 2018, Mr. Wert was inducted into the Chicago Catholic League Hall of Fame. Mr. Wert also sits on Board of Trustees for Fenwick High School in Oak Park, Ill. Mr. Wert was appointed as a director as a result of his prior experience with Exactus, Inc.

Executive Officers

The following provides certain biographical information with respect to each executive officer of the Company who is not a director.

See “Directors” above for Ms. Buttorff’s biographical information.

Nick Cavarra is our President of the Company since 2019. Mr. Cavarra brings over 25 years of management, leadership and sales experience at the local and national level in the broadcast/digital media, software and web/mobile development marketplace. His previous career positions include C-Level management experience with AYN and Zapotech Inc., and senior account management positions at KUSA-TV and KMGH-TV.

Nathan Berman is our Controller since June 30, 2021. Mr. Berman works as the controller for Panacea Life Sciences since December 2019. Prior to Panacea, Mr. Berman worked for Quintel-MC, Inc, and Media Audits International providing audit and management services on behalf of large broadcast corporations. Prior to this, Mr. Berman began his career in the banking industry while pursuing his CFA designation through the CFA Institute.

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James “Jamie” W. Baumgartner is our Chief Science Officer and Quality Control since 2017. Mr. Baumgartner has recently lead two science-based businesses resulting in marked increases in revenue, productivity and profitability. Mr. Baumgartner adds over 20 years of drug discovery experience to PLS and reinforces the company’s commitment to its foundation in scientific research and development in the healthcare and biotech industries.

Employees and Contractual Arrangements

As of January 1, 2024, we employ management and support staff, chemists, extraction specialists, lab technicians order fulfillment and sales executives. We are building our culture around a performance-based system, and unlike other CBD companies we offer our employees personal time off (PTO) and health and dental benefits. We believe this is important in order to attract the best individuals for these roles. We also have an outsourcing agreement with Canna Software, LLC (ERPCannabis solution based on SAP) to provide back-office operations assistance in the financial, human resources, procurement and payroll and tax areas. We also have under contract ten sales territory managers that have many sales reps reporting in each sales territory. Overall, we currently has over 20 individuals working under PLS.

Family Relationships

There are no family relationships between or among the directors. There are family relationships between our CEO, brother and niece.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

On January 9, 2019, our Board adopted a Code of Business Conduct and Ethics applicable to all our directors, executive officers, and employees.

ITEM 11: COMPENSATION OF

DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

With regard to our full-time executive officer, the goal of the salary component of our compensation policy is to provide reasonable compensation for their full-time service within the constraints faced by a rapidly developing business with significant cash needs for its planned expansion. Equity grants for our full-time executive officers are currently under review by the compensation committee. The goal of our anticipated equity grants will be to provide an appropriate mixture of short term and long-term incentives to increase shareholder value.

On December 31, 2021, we entered into an updated Employment Agreement with Leslie Buttorff pursuant to which Ms. Buttorff serves as our Chief Executive Officer for an initial term of July 1, 2021, to December 31, 2024 (the “Employment Agreement). Under her Employment Agreement, Ms. Buttorff receives an annual base salary of $380,000. To date, Ms. Buttorff has not taken a salary and payments have accrued commencing in January 2021.

Ms. Buttorff is also entitled to receive (i) a sales commission of 2% of revenue from sales generated by Ms. Buttorff after revenue exceeds $500,000 for three consecutive months, (ii) an award of $2.2 million of shares of common stock upon approval of our common stock for listing on The Nasdaq Capital Market prior to expiration of the term of the Employment Agreement, and (iii) an annual cash performance bonus of up to 100% of her base salary based on the achievement of performance metrics for the applicable fiscal year to be set by our Board.

Director Compensation

Compensation of Directors Table

The following table shows the compensation paid during the year ended December 31, 2023 to our non-employee director.

Name		Stock Awards (No.)	Option Awards (No.)	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Shares

Leslie Buttorff	(a)	760,000	0	0	0	0	0	760,000
Executive Chairman
Lawrence J. Wert	(a)	300,000	0	0	0	0	0	300,000
Board Member

(a) Compensation was awarded in common stock.

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Equity Awards At Year End

None.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2023.

Executive Employment Agreement

On December 31, 2021 the Company entered into an updated Employment Agreement with Leslie Buttorff pursuant to which Ms. Buttorff serves as the Company’s Chief Executive Officer for an initial term of July 1, 2021 to December 31, 2024 (the “Employment Agreement). Under her Employment Agreement, Ms. Buttorff receives an annual base salary of $380,000. Ms. Buttorff is also entitled to receive (i) a sales commission of 2% of revenue from sales generated by Ms. Buttorff after revenue exceeds $500,000 for three consecutive months, (ii) an award of $2.2 million of shares of common stock upon approval of the Company’s common stock for listing on The Nasdaq Capital Market prior to expiration of the term of the Employment Agreement, and (iii) an annual cash performance bonus of up to 100% of her base salary based on the achievement of performance metrics for the applicable fiscal year to be set by the Board of Directors. To date, Ms. Buttorff has not taken a salary, payments have accrued commencing in January, 2021, and the amount due is included in accounts payable.

Under her Employment Agreement, she is entitled to severance payments under termination provisions which are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder.

In the event of termination by the Company without “cause” or resignation by Ms. Buttorff for “good reason,” Ms. Buttorff is entitled to receive two years’ base salary, or $780,000, all unreimbursed business expenses and other accrued but unpaid compensation, and any annual bonus earned but not yet paid for any fiscal year ending prior to the fiscal year in which the date of termination occurs. In addition, in the event of termination by the Company without “cause,” subject to execution of a general release Ms. Buttorff will be entitled to (i) a settlement amount equal to another two years’ base salary (or a total of $1,560,000) and (ii) an amount equal to the annual bonus which Ms. Buttorff would have been entitled to receive in respect of the year of termination based on the achievement of any performance objectives for the Company.

Generally, “good reason” is defined as (i) any material breach of the Employment Agreement by the Company, (ii) the Company’s assignment of Ms. Buttorff to a position that has materially less authority, status, or functional responsibility than the position with the Company as of the commencement date, or the assignment to her of duties that are not those of an executive at the management level, (iii) the reduction of Ms. Buttorff’s base salary, (iv) the requirement that Ms. Buttorff move her primary place of employment more than 30 miles from her initial place of employment, or (v) upon any change of control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided that within 12 months of the change of control event the Company terminates Ms. Buttorff or fails to obtain an agreement from any successor to perform the Employment Agreement.

Under the terms of her Employment Agreement, Ms. Buttorff is subject to non-competition and non-solicitation covenants during the term of her employment and following termination of employment with the Company. The Employment Agreement also contains customary confidentiality and non-disparagement covenants.

Equity Incentive Plan

Our Equity Incentive Plan (the “Plan”) was adopted by our Board of Directors and our stockholders on January 1, 2016.

Share Reserve

The maximum number of shares of common stock that can be issued under the Plan is 8,333,333shares.

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Administration

The Plan shall be administered by a committee comprised of one or more members of the Board of Directors, or if no such committee exists, the Board of Directors (the “Committee”). The Committee shall have authority in its discretion to, among other things:

●	determine the participants eligible to receive awards pursuant to the Plan;

●	the terms of each award including, but not limited to, the exercise price, the vesting schedule and the performance goals and other conditions with respect to such awards;

●	amend the terms of an award in any manner that is not inconsistent with the Plan;

●	interpret the provisions of the Plan; and

●	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement.

Eligibility

Employees, consultants, advisors and non-employee directors are eligible to receive awards, provided that the Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

Types of Awards

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The exercise price of each stock option granted under the Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock.

Other Awards. The Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued.

Term, Termination and Amendment to Plan

The Plan shall terminate on January 1, 2026. The Board of Directors may, at any time, amend, modify or terminate the Plan.

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ITEM 12: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information as of December 31, 2023, regarding the number of shares of our common stock beneficially owned by each director, each named executive officer and by all directors and executive officers as a group. Unless otherwise noted, each shareholder’s address is 5910 S. University Blvd, Suite C18-193, Greenwood Village, CO 80121, and each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Title of class	Name of beneficial owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Named Executive Officers:

Common Stock	Leslie Buttorff (2)	1,359,899	7.71%

Common Stock	Nathan Berman (3)	67,749	0.38%

Common Stock	Nicholas J Cavarra (4)	796,957	4.52%

Directors:

Common Stock	Lawrence J. Wert (5)	607,868	3.45%

Common Stock	All directors and executive officers as a group (4 persons) (6)	2,035,516	16.06%

5% Stockholders:
Common Stock	J&N Real Estate Company LLC (7)	7,297,627	41.36%

(1)	Applicable percentages are based on 20,261,288 of common stock outstanding as of the March 15, 2023, excluding securities held by or for the account of the Company. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after March 31, 2023, whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.
(2)	Ms. Buttorff is our Chief Executive Officer, Chief Financial Officer and director.
(3) (4)	Mr. Berman is our Controller. Mr. Cavarra is our President.
(5)	Mr. Wert is a director.
(6)	Directors and Executive Officers as a group. This amount includes ownership by all directors and all current executive officers including those who are not Named Executive Officers under the SEC’s disclosure rules.
(7)	J & N Real Estate Company, LLC Ms. Buttorff is the owner. Address is 5910 South University Suite C18-193, Greenwood Village, CO 80121.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Committees

We presently do not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that we are in an early stage of development to form such committees. Our Board of Directors acts in place of such committees. We currently do not have an audit committee financial expert for the same reason that we do not have board committees.

Director Independence

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we believe that Larry Wert is an independent director.

Code of Business Code and Ethical Conduct

We adopted a written code of business and ethical conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code is filed as an exhibit to this Offering Circular. Disclosure regarding any amendments to, or waivers from, provisions of the Code will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

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ITEM 13: INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2023 and December 31, 2022 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Offering Circular. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

PUR Life

On September 26, 2023, the Company entered into an asset purchase agreement with PUR Life Medical, Inc. (“PUR Life”), whereby PUR Life agreed to sell and the Company agreed to purchase all assets used or useful in the business operations of PUR Life for the total contingent purchase price of up to $2.6 million (“PUR Life APA”). Under the PUR Life APA, the Company paid PUR Life the initial compensation deposit of $180,000, with additional compensation of $820,000 contingent upon audit completion by November 10, 2023, and remaining additional compensation of $1.6 million contingent upon the acquired business’ successful collection of PUR Life’s franchise fees and royalties over the succeeding four-year period.

On November 10, 2023, the Company and PUR Life entered into a release and assignment agreement (the “PUR Life APA Release”), pursuant to which PUR Life agreed to rescind the PUR Life APA and refund the Company’s initial deposit of $180,000 under the PUR Life APA to the Company. Under the terms of the PUR Life APA Release, in the event that PUR Life failed to refund to the Company the $180,000 deposit no later than November 14, 2023, the PUR Life APA Release would not serve to rescind the PUR Life APA and the Company would retain all right and title to the PUR Life business assets acquired by the Company pursuant to the PUR Life APA. As PUR Life failed to return the Company’s deposit of $180,000 by November 14, 2023, pursuant to the PUR Life APA Release, the Company maintained full ownership and control of PUR Life and its business assets under the ongoing PUR Life APA, and the remaining contingent payments due from the Company under the PUR Life APA were considered rescinded, null and void.

On January 29, 2024, we entered into an asset purchase agreement (the “Purchase Agreement”) with PLM Holdings, Inc., a Colorado corporation (“PLM Holdings”), whereby PLM Holdings acquired from the Company all assets owned by the Company of and relating to the PUR Life Medical System and assumed certain liabilities from the Company relating to the PUR Life Medical System. In compensation to the Company under the Purchase Agreement, PLM Holdings issued to the Company a promissory note for the aggregate purchase price of $180,000. The liabilities assumed by PLM Holdings under the Purchase Agreement comprise all the liabilities, duties, and obligations of the Company under the relevant PUR Life Medical System franchise agreements and area representative agreements.

On January 29, 2024, in connection with and as an exhibit to the Purchase Agreement, the Company entered into an ancillary assignment and assumption agreement with PLM Holdings, whereby PLM Holdings accepted the assignment and assumption of all of the Company’s duties and obligations under the relevant PUR Life Medical System franchise agreements and area representative agreements.

On January 29, 2024, in connection with and as an exhibit to the Purchase Agreement, the Company executed an ancillary assignment of all worldwide right, title, and interests in trademarks and service marks to PLM Holdings, serving to transfer ownership of the relevant PUR Life trademarks from the Company to PLM Holdings in connection with the Purchase Agreement.

The PUR Life Purchase Agreement and related ancillary agreements described above constitute a related party transaction as defined by Item 404 of Regulation S-K in that the control persons of PLM Holdings are directors, officers and shareholders of the Company. Leslie Buttorff, the Company’s chief executive officer and director, is a shareholder and director of PLM Holdings. Nick Cavarra, the president of the Company, is a shareholder and director of PLM Holdings.

The accounting treatment for this reversed transaction was to add to the existing credit facility loan from Ms. Buttorff of $180,000.

ITEM 14: SECURITIES BEING OFFERED

Overview

As of March 31, 2024, our authorized capital stock consists of 650,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

As of March 31, 2024, 20,261,288 shares of our common stock were outstanding and held by 186 stockholders of record. The actual number of holders of our common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

As of March 31, 2024, a total of 12,277,629 shares of our preferred stock were issued and outstanding, consisting of 1,500,000 shares of our Series B-1 Convertible Preferred Stock, 6,000,000 shares of our Series B-2 Convertible Preferred Stock, 1,000,000 shares of our Series C Convertible Preferred Stock, 10,000 shares of our Class C-1 Convertible Preferred Stock, 100 shares of our Class C-2 Convertible Preferred Stock, 10,000 shares of our Series D Convertible Preferred Stock were issued and outstanding held by two stockholders of record, respectively, and 38,530 shares of our Series N-7 Convertible Preferred Stock were issued and outstanding, held by 11 shareholders.

The following description of our capital stock and provisions of our Articles of Incorporation and Bylaws is only a summary. You should also refer to our Articles of Incorporation and Bylaws, copies of which are filed as an exhibit to this Offering Circular.

35

Common Stock

Dividend Rights. We may pay dividends as declared from time to time by our board of directors out of funds that are legally available, subject to certain restrictions imposed by state and federal laws.

Voting Rights. Each share of common stock is entitled to one vote per share. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise required in our Amended and Restated Articles of Incorporation, Bylaws or by Nevada law, any other action to be determined by a vote of shares at any meeting of the stockholder will be authorized if the number of votes cast in favor of the action exceeds the number of votes cast in opposition. The holders of a majority of the voting power present in person or by proxy (regardless of whether the proxy has authority to vote on all matters) constitutes a quorum at a meeting of stockholders for the transaction of any business.

Preemptive Rights. No holder of our common stock has any preemptive right to subscribe for any shares of our capital stock issued in the future.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the remaining assets of our company, after payment or provision for payment of our debts and liabilities and distributions or provisions for distributions to holders of our Series B-2 Preferred Stock and any other preferred stock that may be issued and outstanding having preference over our common stock, would be distributed to the holders of our common stock, and Series B-1 Preferred Stock on a pro-rata basis.

Calls and Assessments. All common stock outstanding is fully paid and non-assessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series B-1 Preferred Stock

The rights, privileges and preferences of the Series B-1 Preferred Stock are set forth in the Certificate of Designation filed with the Nevada Secretary of State on February 26, 2016. Set forth below is a summary of the material rights, preferences and privileges of our Series B-1 Preferred Stock. The following summary of the material rights, preferences and privileges of our Series B-1 Preferred Stock does not purport to be complete and may not contain all of the information that is important to you.

General. The Certificate of Designation for Series B-1 Preferred Stock designates 32,000,000 shares of Series B-1 Preferred Stock. As of March 31, 2024, there were 1,500,000 shares of Series B-1 Preferred Stock issued and outstanding.

Ranking. Except as set forth in the Certificate of Designation for Series B-1 Preferred Stock, with respect to rights on liquidation, winding up and dissolution, the Series B-1 Preferred Stock will rank pari passu to the common stock and any previously issued capital stock of the Company.

Dividends. Holders of Series B-1 Preferred Stock are entitled to receive dividends if and when declared by our board of directors, in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Series B-1 Preferred Stock will be (i) junior to Series B-2 Preferred Stock, (ii) junior to all future issuances of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Series B-1 Preferred Stock and (iii) pari passu with the common stock. In any such distribution, holders of Series B-1 Preferred Stock will be treated as if all shares of Series B-1 Preferred Stock had been converted to common stock immediately prior to the distribution.

Conversion Rights. Each share of Series B-1 Preferred Stock is convertible into one share of common stock at the option of the holder, at any time and without the payment of additional consideration. To exercise optional conversion rights, a holder of Series B-1 Preferred Stock must make a written demand to us and surrender the shares of Series B-1 Preferred Stock to be converted. We will not issue fractional shares of common stock or pay cash upon the conversion of shares of Series B-1 Preferred Stock. We will issue to such holder a number of shares rounded up to the nearest whole number of shares of common stock.

Voting Rights. The holders of Series B-1 Preferred Stock are entitled to vote on an “as converted” basis on all matters submitted to a vote of holders our common stock, including the election of directors, and all other matters as required by law. The holders of Series B-1 Preferred Stock must vote together with our common stock as a single class, except to the extent that voting as a separate class or series is required by law. There is no right to cumulative voting in the election of directors.

Preemptive Rights. Holders of Series B-1 Preferred Stock do not have preemptive rights.

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Series B-2 Preferred Stock

The rights, privileges and preferences of the Series B-2 Preferred Stock are set forth in the Certificate of Designation filed with the Nevada Secretary of State on February 27, 2016. Set forth below is a summary of the material rights, preferences and privileges of our Series B-2 Preferred Stock. The following summary of the material rights, preferences and privileges of our Series B-2 Preferred Stock does not purport to be complete and may not contain all of the information that is important to you.

General. The Certificate of Designation for Series B-2 Preferred Stock designates 10,000,000 shares of Series B-2 Preferred Stock. The stated value of the Series B-2 Preferred Stock is $0.25 per share. As of March 31, 2024, there were 6,000,000 shares of Series B-2 Preferred Stock issued and outstanding.

Ranking. With respect to rights on liquidation, winding up and dissolution, the Series B-2 Preferred Stock will rank senior to the common stock and all previously issued capital stock of the Company.

Dividends. Holders of Series B-2 Preferred Stock have no dividend rights except as may be declared by our Board of Directors in its sole and absolute discretion out of funds legally available for that purpose.

Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Series B-2 Preferred Stock will be senior to our common stock, Series B-1 Preferred Stock. In such event, holders of Series B-2 Preferred Stock shall be entitled, after provision for our debts and other liabilities, to be paid in cash in full, before any distribution is made on any previously authorized class of capital stock, an amount of $0.25 per share. If the net assets of the Company distributable among the holders of all outstanding Series B-2 Preferred Stock are insufficient to pay in full all holders of Series B-2 Preferred Stock, then the entire net assets of the Company remaining after the provision for the payment of our debts and other liabilities will be distributed among the holders of Series B-2 Preferred Stock ratably in proportion to the full preferential amount to which they would otherwise be entitled to be paid for their Series B-2 Preferred Stock.

Conversion Rights. Each share of Series B-2 Preferred Stock is convertible into one share of common stock at the option of the holder, at any time and without the payment of additional consideration. To exercise optional conversion rights, a holder of Series B-2 Preferred Stock must make a written demand to us and surrender the shares of Series B-2 Preferred Stock to be converted. We will not issue fractional shares of common stock or pay cash upon the conversion of shares of Series B-2 Preferred Stock. We will issue to such holder a number of shares rounded up to the nearest whole number of shares of common stock.

Voting Rights. The holders of Series B-2 Preferred Stock are entitled to vote on an “as converted” basis on all matters submitted to a vote of holders our common stock, including the election of directors, and all other matters as required by law. The holders of Series B-2 Preferred Stock must vote together with our common stock as a single class, except to the extent that voting as a separate class or series is required by law. There is no right to cumulative voting in the election of directors.

Preemptive Rights. Holders of Series B-2 Preferred Stock do not have preemptive rights.

Series C Preferred Stock

The Series C has a liquidation preference of $6.046 per share, is convertible at the rate of 2.29 shares of common stock per share and through December 31, 2023 had the option to participate in the recovery by the Company of certain assets.

Series C-1 Preferred Stock

The Series C-1 has a liquidation preference of $281.25 per share and is convertible at the rate of 106.49 shares of common stock for each share of Series C-1.

Series D Preferred Stock

The rights, privileges and preferences of the Series D Preferred Stock are set forth in the Certificate of Designation filed with the Nevada Secretary of State on March 28, 2018. Set forth below is a summary of the material rights, preferences and privileges of our Series D Preferred Stock. The following summary of the material rights, preferences and privileges of our Series D Preferred Stock does not purport to be complete and may not contain all of the information that is important to you.

General. The Certificate of Designation for Series D Preferred Stock designates 200 shares of Series D Preferred Stock. As of March 31, 2024, there were 10,000 shares of Series D Preferred Stock issued and outstanding.

Ranking. With respect to rights on liquidation, winding up and dissolution, the Series D Preferred Stock will pari passu with the Series B-2 Preferred Stock and rank senior to the common stock and all previously issued capital stock of the Company.

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Dividends. Holders of Series D Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion out of funds legally available for that purpose.

Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Series D Preferred Stock will be entitled to payment pari passu with the Series B-2 Preferred Stock and be senior to our common stock, Series B-1 Preferred Stock. In such event, holders of Series D Preferred Stock shall be entitled, after provision for our debts and other liabilities, to be paid in cash in full, before any distribution is made on any previously authorized class of capital stock, an amount of $10,000 per share. If the net assets of the Company is insufficient to pay in full all holders of the Series D Preferred Stock and Series B-2 Preferred Stock, then the entire net assets of the Company remaining after the provision for the payment of our debts and other liabilities will be distributed among the holders of Series D Preferred Stock and Series B-2 Preferred Stock ratably in proportion to the full preferential amount to which they would otherwise be entitled to be paid for their Series D Preferred Stock and Series B-2 Preferred Stock, as applicable.

Conversion Rights. Each share of Series D Preferred Stock is convertible into 200,000 shares of common stock at the option of the holder. To exercise optional conversion rights, a holder of Series D Preferred Stock must make a written demand to us and surrender the shares of Series D Preferred Stock to be converted. We will not issue fractional shares of common stock upon the conversion of shares of Series D Preferred Stock. We will issue to such holder a number of shares rounded up to the nearest whole number of shares of common stock.

Voting Rights. The holders of Series D Preferred Stock are entitled to vote on an “as converted” basis on all matters submitted to a vote of holders our common stock, including the election of directors, and all other matters as required by law. The holders of Series D Preferred Stock must vote with all other classes and series of common stock as a single class on all actions to be taken by holders of the Company’s common stock, except to the extent that voting as a separate class or series is required by law. There is no right to cumulative voting in the election of directors.

Preemptive Rights. Holders of Series D Preferred Stock do not have preemptive rights.

Series N-7 Convertible Preferred Stock

Each share of Series N-7 Convertible Preferred stock will have a par value $0.0001 per share and be convertible into the common stock, par value $0.0001 per share of the Company after 180 days following issuance and rank: (a) senior with respect to dividend rights and rights of liquidation with the Common Stock; (b) junior with respect to dividends and right of liquidation with respect to the Company’s existing outstanding preferred stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. Each share of Series N-7 Convertible Preferred Stock is convertible into 100 shares of Common Stock, plus all accrued and unpaid dividends. The stated value of each share of Series N-7 Convertible Preferred Stock is $1.00. Upon liquidation, dissolution or winding up of the Company, shall be entitled to be paid out of the assets available after payment of all senior claims, an amount equal to the stated value plus accrued but unpaid dividends, if any. Each will be subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Series N-7 Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series N-7 Preferred (the “Beneficial Ownership Limitation”). Holders of Series N-7 Convertible Preferred Stock have no right to vote any matter, including the election of directors.

Warrants

As of March 31, 2024, warrants to purchase up to an aggregate of 1,078,573 shares of the Company’s common stock are outstanding, and the weighted average exercise price of such warrants is $1.70 per share.

Equity Awards

Pursuant to the Plan, 8,333,333 shares of our common stock are reserved for issuance of equity awards under the Plan. As of September 22, 2021, we issued zero shares of common stock pursuant to the Plan and had no outstanding options to purchase shares of our common stock or other equity awards.

Anti-Takeover Provisions our Bylaws

Board of Directors Vacancies

Our Bylaws authorize our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of our directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called by the President of the Company and by either the President or Secretary of the Company at the request, in writing, of a majority of the Company’s Board of Directors or at the written request for the holders owning a majority of all shares entitled to vote at the meeting.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar is Equity Stock Transfer whose address is 237 W. 37th St., #602, New York, NY 10018.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there was little trading activity in our common stock. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

All shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Rule 144

Affiliate Resales of Restricted Securities

Affiliates of ours must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. The shares of our common stock sold in this Offering are not considered to be restricted securities.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock. Subject to the lock-up agreements described below, these persons may sell shares of our common stock that they have beneficially owned for at least six months without any restrictions under Rule 144.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144 that are applicable to our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Alan T. Hawkins, Esq., of Duncan Bergman Mandell.

EXPERTS

The unaudited financial statements of Panacea Life Sciences Holdings, Inc. as of December 31, 2023 and 2022 and for each of the years then ended included in this Offering Circular have not been reviewed by an independent registered public accounting firm. See “Risk Factors” beginning on page 7 of this Offering Circular for more information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

39

PANACEA LIFE SCIENCES HOLDINGS, INC.

F-1

Panacea Life Sciences Holdings, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,922	$6,951
Accounts receivable, net	263,970	206,127
Other receivables, related party	-	500,000
Inventory	4,013,525	4,448,725
Marketable securities related party	14,933	1,107,362
Prepaid expenses and other current assets	263,003	113,098
TOTAL CURRENT ASSETS	4,656,353	6,382,263

Operating lease right-of-use asset, net, related party	3,864,591	3,242,381
Property and equipment, net	6,448,068	7,675,995
Intangible assets, net	-	-
Goodwill	3,014,450	2,188,810
TOTAL ASSETS	$17,983,462	$19,489,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,629,591	$2,666,076
Operating lease liability, current portion, related party	2,913,781	2,090,271
Note payable-current, related party	11,397,617	9,871,803
First Bank note payable	292,942	-
Convertible note payable, net	115,000	346,671
Paycheck protection loan, SBA Loan	99,100	99,100
TOTAL CURRENT LIABILITIES:	19,448,031	15,073,921

Operating lease liability, long-term portion, related party	3,254,021	2,987,208
Other long-term liabilities, related party	3,572,864	3,572,864
TOTAL LIABILITIES	26,274,916	21,633,993

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Series B-1 Preferred: $0.0001 Par Value, 32,000,000 shares designated; 1,500,000 and 1,500,000 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	150	150
Series B-2 Preferred: $0.0001 Par Value, 6,000,000 shares designated; 6,000,000 and 6,000,000 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	600	600
Series C Preferred: $0.0001 Par Value, 1,000,000 shares designated; 1,000,000 and 1,000,000 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	100	100
Series C-1 Preferred: $0.0001 Par Value, 10,000 shares designated and 10,000 and 10,000 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	1	1
Series C-2 Preferred: $0.0001 Par Value, 100 and 0 shares designated and 100 and 0 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	-	-
Series D Preferred: $0.0001 Par Value, 10,000 shares designated and 10,000 and 10,000 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	1	1
Series N-7 Preferred: $0.0001 Par Value, 3,853,000 shares designated and issued on December 31, 2023.	385	-
Common Stock: $0.0001 Par Value, 650,000,000 shares authorized; 20,261,288 and 14,965,317 shares issued and outstanding on December 31, 2023 and December 31, 2022 respectively.	1,765	1,497
Additional paid in capital	25,628,442	23,760,704
Accumulated deficit	(33,922,898)	(25,907,597)
TOTAL STOCKHOLDERS’ EQUITY	(8,291,454)	(2,144,544)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,983,462	$19,489,449

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Panacea Life Sciences Holdings, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For the year ending December 31
	2023	2022
REVENUE	$2,384,956	$1,626,978
COST OF SALES	1,262,979	1,230,508
GROSS PROFIT	1,121,977	396,470

OPERATING EXPENSES
Production related operating expenses	5,211,719	4,955,348
General and administrative expenses	1,456,412	1,093,364
TOTAL OPERATING EXPENSES	6,668,131	6,048,712

LOSS FROM OPERATIONS	(5,546,154)	(5,652,242)

OTHER INCOME (EXPENSES)
Interest expense	(1,555,877)	(2,048,171)
Unrealized gain (loss) on marketable securities, net	(1,092,429)	(2,660,105)
Realized gain on sale of securities	-	22,816
Other income (loss)	-	27,598
Employer retention credit	-	253,791
Rental Income	178,411	232,183
Gain on extinguishment of debt	748	681,546
TOTAL OTHER INCOME (EXPENSE)	(2,469,147)	(3,490,342)

INCOME (LOSS) BEFORE INCOME TAXES	(8,015,301)	(9,142,584)

TAXES	-	-

NET INCOME (LOSS)	$(8,015,301)	$(9,142,584)

Per-share data
Basic and diluted loss per share	$(0.48)	$(0.62)

Weighted average number of common shares outstanding	16,627,458	14,862,077

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Panacea Life Sciences Holdings, Inc. and Subsidiary

Condensed Consolidated Statements of Stockholders’ (Deficit) Equity

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2022	8,530,350	$853	14,965,317	$1,497	$23,760,704	$(25,907,597)	$(2,144,544)
Sale of shares to investors	-	-	454,545	46	74,955		75,000
Issuance of common shares for services			275,490	28	23,069		23,097
Issuance of restricted shares to employees			1,410,000	141	(141)		-
Shares issued in settlement of convertible note	-	-	540,000	54	134,946		135,000
Series N-7 Preferred issued in acquisition	38,530	385	-	-	1,634,909		1,635,295
Net Loss	-	-	-	-	-	(8,015,301)	(8,015,301)
Balance as of December 31, 2023	12,383,350	$1,238	17,645,352	$1,765	$25,628,442	$(33,922,898)	$(8,291,454)

The accompanying notes are an integral part of these consolidated financial statements

F-4

Panacea Life Sciences, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

	For the years ended December 31
	2023	2022
Cash flows from operating activities
Net income (loss)	$(8,015,301)		$(9,142,584)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,712,969		1,669,690
Realized gain on sale of securities	-		(22,816)
Unrealized (gain)/loss on marketable securities	1,092,429		2,660,105
Inventory Insurance Disposal	538,583		-
Non cash settlement of convertible note and accrued interest	74,999		(253,791)
Amortization of intangible assets	-		61,401
Amortization of debt discount and non-cash interest expense	38,329		1,067,304
Changes in operating assets and liabilities
Accounts receivable	431,317		38,369
Inventory	297,391		(184,448)
Prepaid expense and other assets	(149,905)		165,230
Accounts payable and accrued expenses	1,986,613		1,083,188
Operating lease liability, net	468,113		458,773
Net cash used in operating activities	(1,524,463)		(2,399,579)

Cash flows from investing activities
Proceeds from sale of marketable securities	-		46,832
Net fixed asset acquisitions	(65,322)		(243,804)
Net Cash provided by (used in) investing activities	(65,322)		(196,972)

Cash flows from financing activities
Repayment of notes payable	(135,000)		(1,100,000)
Proceeds from payroll protection loan, SBA loan	-		253,791
Payments of principal on notes payable	(272,075)		(660,511)
Proceeds from Notes payable - related party	1,797,889		4,090,448
Proceeds from notes payable	292,942		-
Cash provided by financing activities	1,683,756		2,583,728

Net increase (decrease) in Cash and Cash Equivalents	93,971		(12,823)
Cash and Cash Equivalents, Beginning of Period	6,951		19,774
Cash and Cash Equivalents, End of Period	$100,922		$6,951

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes during the year	$-		$-
Interest payments during the year	$-		$-

Noncash investing and financing activity
Goodwill recorded in acquisition	$825,640	$
Preferred shares issued in acquisition	$1,646,134	$
Inventory recorded in acquisition	$(400,774)	$
Assets from acquisition	$(419,720)	$
Conversion of Preferred A shares to Note Payable			$385,000
Issuance of Common Stock for services	$-		$55,000
Capitalized assets purchased on account - related party	$-		$261,899

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PANACEA LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1 - NATURE OF ORGANIZATION

Organization and Business Description

Panacea Life Sciences Holdings, Inc. (the “Company”, “Panacea Holdings”, “we”, “us”, “our”) was incorporated on January 18, 2008, in the State of Nevada. In January 2019, the Company added to the scope of its business activities, efforts to produce, market and sell products made from industrial hemp containing cannabidiol (“CBD”).

Panacea Life Sciences Holdings, Inc. is a holding company organized as a plant-based natural health ingredient and product company, specializing in the development, manufacturing, research, and distribution of products within the $134B and rapidly growing natural health and wellness market segment for both humans and animals.

The company’s first subsidiary, Panacea Life Sciences, Inc. (PLS), is dedicated to the production, distribution, research, and manufacturing of premium-quality nutraceuticals, cannabinoids, mushrooms, kratom, and other natural, plant-based ingredients and products. Operating from a cutting-edge 51,000 square foot cGMP facility located in Golden, Colorado, PLS is committed to delivering high-quality solutions in the field of natural health and well-being.

Panacea Distro, the second subsidiary of Panacea Life Sciences Holdings, Inc., manages six retail locations and a distribution center situated in the Tampa, Florida area. These establishments provide a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE and mushroom products, and various beverages, with a primary focus on promoting alternative health and wellness.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

On September 30, 2023 the Company completed an Asset Purchase Agreement with N7 Enterprises. The results for N7 for the 4th quarter were consolidated.

Going concern

These unaudited consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since our inception in later 2017, we have generated losses from operations, except for some slight profits in a few quarters. As of March 31, 2024, our accumulated deficit was $35.4 million, and we had $0.11 million in cash and liquid stock. We also currently do not have sufficient cash flow to pay our ongoing financial obligations on a consistent basis.

These factors raise doubt about the Company’s ability to continue as a going concern for a period of 12 months from the issuance date of these financial statements. Management plans to raise additional capital to fund operations, until the Company achieves and maintains profitable operations and cash flows. Management cannot provide assurance that the issuance of any additional shares of common stock, preferred stock or convertible securities could be substantially dilutive to our shareholders. In addition, adequate additional funding may not be available to us on acceptable terms, or at all. These unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Use of Estimates

The unaudited consolidated financial statements have been prepared in conformity with US GAAP and required management of the Company to make estimates and assumptions in preparation of these statements. Actual results may differ significantly from those estimates. Significant estimates made by management include but are not limited to the useful life of property and equipment, incremental borrowing rate used in the calculation of right of use asset and lease liability, reserves for inventory, allowance for doubtful accounts, revenue allocations, valuation allowance on deferred tax assets, assumptions used in assessing impairment of long-term assets, assumptions used in the calculation of net realizable value of inventory and fair value of non-cash equity transactions.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. On December 31, 2023 and 2022, the Company’s cash balances did not exceed the FDIC limit.

Accounts Receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts. The Company’s accounts receivable policy changed in 2020 to only provide larger, well-established companies with Net 30 payment terms. For all other sales they are paid by credit card or wires received before the product is shipped to the customer.

Inventory

Inventories are stated at lower of cost or net realizable value. Inventories of purchased materials are valuated using a moving average method and managed by first in first out basis (FIFO). Inventories of internally manufactured materials are valuated using a standard costing method and are also managed on a FIFO basis. Production related costs that are capitalized as inventory as part of the standard cost valuation include the direct materials consumed, direct labor used, indirect labor used, and manufacturing overhead. Overhead is calculated based on specific manufacturing process and allocated on an order-by-order basis. Production variances that occur between standard cost valuation and actual costs are expensed as incurred in the income statement as part of cost of goods sold.

Marketable securities

The Company’s marketable securities consist of 80,200 and 1,203,000 shares of XXII as of December 31, 2023 and 2022, respectively, which are classified as available-for-sale and included in current assets. (see Note 2 – Going Concern). Securities are valued based on market prices for identical assets using third party certified pricing sources. Available-for-sale securities are carried at fair value with unrealized and realized gains and losses reported as a component of income (loss). Realized gains and losses, if any, are calculated on the specific identification method and are included in other income in the consolidated statements of operations.

F-7

Fair Value Measurements

The Company adopted the provisions of Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value, and expands disclosure of fair value measurements. The guidance prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:

●	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

●	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

●	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following table shows, by level within the fair value hierarchy, the Company’s assets and liabilities at fair value on a recurring basis as of December 31, 2023, and December 31, 2022:

	December 31, 2023				December 31, 2022
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Marketable securities	$14,933	$14,933	$-	$-	$1,107,362	$1,107,362	$-	$-
Total	$14,933	$14,933	$-	$-	$1,107,362	$1,107,362	$-	$-

There were no transfers of marketable securities into or out of Level 1 during the years ended December 31, 2023, or 2022.

December 31, 2023
Balance at beginning of year	$1,107,362
Unrealized gain (loss) on marketable securities, net	(1,092,429)
Balance at end of period	$14,933

As of December 31, 2023, the Company has no liabilities that are re-measured at fair value.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from three to ten years when placed in service. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Intangible Assets and Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair market value assigned at acquisition to the tangible and intangible assets acquired. Goodwill is not amortized. The Company tests goodwill for impairment on an annual basis. The Company performed its most recent goodwill impairment using a discounted cash flow analysis and found that the fair value exceeded the carrying value. It has $2.189 million of goodwill from the acquisition of the assets of Phoenix Life Sciences, Inc. in October 2017 and 0.825 million from the N7 acquisition.

Estimated Life
Goodwill from Phoenix Acquisition	Tested Yearly for Impairment
Goodwill from N7 Acquisition	Tested Yearly for Impairment

	December 31, 2023	December 31, 2022
Goodwill from Phoenix Acquisition	$2,188,810	$2,188,810
Goodwill from N7 Acquisition	825,640	-
Total	$3,014,450	$2,188,810

F-8

Leases

The Company determines if an arrangement is a lease at inception. Contracts containing a lease are further evaluated for classification as an operating or finance lease. In determining the leases classification, the Company assesses among other criteria: (i) 75% or more of the remaining economic life of the underlying asset is a major part of the remaining economic life of that underlying asset; and (ii) 90% or more of the fair value of the underlying asset comprises substantially all of the fair value of the underlying asset. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities and long-term operating lease liabilities in the Company’s consolidated balance sheets. Finance leases are included in property, plant and equipment, net, other current liabilities, and long-term finance lease liabilities in the Company’s consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. For leases with terms greater than 12 months, the Company records the ROU asset and liability at commencement date based on the present value of lease payments according to their term.

The Company uses incremental borrowing rates based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses are recognized on a straight-line basis over the lease term or the useful life of the leased asset.

In addition, the carrying amount of the ROU and lease liabilities are remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

Convertible Notes Payable

None.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. However, the Company’s sales are primarily through retail stores, purchase orders or ecommerce; thus, currently contract liabilities are negligible. The Company does not have any multiple-element arrangements.

Some of the Company’s contract liabilities consist of advance customer payments. Contract liability results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the contract liabilities are recognized. The Company recorded $349,705 and $368,065 in advanced customer payments as of December 31, 2023, and December 31, 2022, respectively, and these amounts are included in the balance sheet line item of accounts payable and accrued expenses. The customer payments have increased as the nutraceutical manufacturing business results in larger contracts.

	December 31, 2023	December 31, 2022
Balance, beginning of period	$368,065	$24,585
Payments received for unearned revenue	156,298	412,891
Revenue earned	174,658	69,411
Balance, end of period	$349,705	$368,065

F-9

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Revenue related to the sale of products is recognized once goods have been sold to the customer and the performance obligation has been completed. In both contracted purchase and retail sales, we offer consumer products through our online stores. Revenue is recognized when control of the goods is transferred to the customer. This generally occurs upon our delivery to a third-party carrier or, to the customer directly. Revenue from tolling services is recognized when the performance obligation, such as processing of the material, has been completed and output material has been transferred to the customer.

Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Some of the Company’s contract liabilities consist of advance customer payments. A contract liability results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the contract liabilities are recognized. However, the Company’s sales are primarily through retail stores, purchase orders or ecommerce. The Company does not have any multiple-element arrangements.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with ASC 606. The amounts charged to customers for shipping products are recognized as revenues and the related freight costs of shipping products are classified in general and administrative costs as incurred. Shipping costs are included as a component of general and administrative and were $97,911 and $84,507 for December 31, 2023, and December 31, 2022, respectively. The increase is due to higher postage costs and larger freight shipments.

Advertising & Marketing

Advertising costs are expensed when incurred. Included in this category are expenses related to public relations, investor relations, new package design, website design, design of promotional materials, cost of trade shows, cost of products given away as promotional samples, and paid advertising. The Company recorded advertising costs included in general and administrative costs of $17,947 and $209,254 for the years ended December 31, 2023, and 2022, respectively.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Segment identification and selection is consistent with the management structure used by the Company’s chief operating decision maker to evaluate performance and make decisions regarding resource allocation, as well as the materiality of financial results consistent with that structure. Based on the Company’s management structure and method of internal reporting, the Company has one operating segment. The Company’s chief operating decision maker does not review operating results on a disaggregated basis; rather, the chief operating decision maker reviews operating results on an aggregate basis.

F-10

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if preferred stock converted to common stock and warrants are exercised. Preferred stock and warrants are excluded from the diluted earnings per share calculation if their effect is anti-dilutive.

	Years ended December 31,
	2023	2022
Restricted Stock	1,793,483	107,993
Options to purchase common stock	551,854	346,854
Warrants to purchase common stock	1,104,243	1,117,094
Series B-1 Preferred	1,500,000	1,500,000
Series B-2 Preferred	6,000,000	6,00,00
Series C Preferred	1,000,000	1,000,000
Series C-1 Preferred	10,000	10,000
Series C-2 Preferred	100	-
Series D Preferred	10,000	10,000
Total	14,368,299	8,637,660

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas. The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the impact that this new guidance will have on its consolidated financial statements.

F-11

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – PROPERTY, EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property and equipment, net including any major improvements, are recorded at historical cost. The cost of repairs and maintenance is charged against operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally as follows:

Estimated Life
Computers and technological assets	3 – 5 Years
Furniture and fixtures	3 – 5 Years
Machinery and equipment	5 – 10 Years
Leasehold improvement	10 Years

Property and equipment, net consists of the following:

	December 31, 2023	December 31, 2022
Computers and technological assets	$3,776,320	$3,776,320
Furniture and fixtures	161,830	55,950
Machinery and equipment	7,846,788	7,765,466
Land	92,222	92,222
Leasehold Improvements	1,806,755	1,508,915
Total	13,683,915	13,198,873
Less accumulated depreciation	(7,235,847)	(5,522,878)
Total Property and equipment, net	$6,448,068	$7,675,995

Depreciation expenses for the years ended December 31, 2023 and 2022 were $1,712,969 and $1,669,690 respectively.

F-12

NOTE 4 – INVENTORY

Inventory consists of the following components:

	December 31, 2023	December 31, 2022
Raw Materials	$850,362	$870,530
Semi-Finished	1,870,978	1,863,501
Finished Goods	1,262,674	1,694,574
Packaging	29,511	20,120
Total	$4,013,525	$4,448,725

NOTE 5 –OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES – RELATED PARTY

Right of Use

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842”) on January 1, 2019, the start of our 2019 fiscal year. The Company has one lease arrangement with a related party entered into on December 22, 2018, for a 3-year term commencing January 1, 2019, for certain laboratory facilities with a nine-year extension option. This lease was extended and now expires on December 31, 2030. At inception, the Company recognized a Right of Use Asset and a corresponding lease liability in the amount of $4,595,509. The Company’s lease arrangements may contain both lease and non-lease components. The Company has elected to combine and account for lease and non-lease components as a single lease component. The Company has incorporated residual value obligations in leases for which there is such occurrences. Regarding short-term leases, ASC 842-10-25-2 permits an entity to make a policy election not to apply the recognition requirements of ASC 842 to Short-term leases. The Company has elected not to apply the ASC 842 recognition criteria to any leases that qualify as Short-Term Leases.

The Company, as of January 1, 2019, leases a portion of the property (formerly the Environmental Protection Agency building) in Golden, CO from J&N Real Estate, owned by the CEO, a related party with a term expiring on December 31, 2030. The lease consists of all laboratory space including testing facilities, water treatment, extraction and production. The lease of the property is based on the fair market rent and triple net lease (NNN) values competitive in the marketplace for a cGMP facility. The Company also subleases some of its laboratory space to other CBD companies. This income is presented under the Other Income line items of the income statement. The leases vary from short-term monthly leases to 3-year leases but are all month to month. The Company also has seven different leases in the Tampa, FL area for the Panacea Distro warehouse, cash and carry distribution facility, and six different retail store locations.

	December 31, 2023	December 31, 2022
Right-of-use assets	$3,864,591	$3,242,381

Present value of operating lease liabilities	$3,972,696	$3,347,331
Less: Long-term portion of operating lease liability	(3,254,021)	(2,987,208)
Short-term portion of operating lease liability	718,675	360,123
Unpaid balances	2,195,106	1,730,136
Total short-term lease liability obligations	$2,913,781	$2,090,259
Weighted-average remaining lease term (Ends December 31, 2030)	5.95 years	8 years

Weighted-average discount rate		3.0%

During years ended December 31, 2023, and 2022, we recognized approximately $560,626 and $458,772, respectively in operating lease costs. Operating lease costs are included in operating expenses in our consolidated statement of operations.

F-13

Approximate future minimum lease payments for our right of use assets over the remaining lease periods as of December 31, 2023, are as follows:

Maturity of operating lease liabilities for the following years ended:

2024	$827,996
2025	$830,307
2026	$764,830
2027	$474,122
Thereafter	$1,451,002
Total undiscounted operating lease payments	$4,348,257
Less: Imputed interest	$(375,561)
Present value of operating lease liabilities	$3,972,696

NOTE 6 – NOTES PAYABLE

Paycheck Protection Program Funding U.S. Small Business Administration Loan

On May 28, 2020, the Company received a secured, 30-year, Economic Injury Disaster Loan in the amount of $99,100 from the U.S. Small Business Administration. The loan carries interest at a rate of 3.75% per year, requires monthly payments of principal and interest, and matures in 30 years. Installment payments, including principal and interest, of $483 monthly, will begin 12 months from the date of the promissory Note. The SBA loan is secured by a security interest in the Company’s tangible and intangible assets. As of December 31, 2023, the current principal balance of this note amounted to $99,100 and accrued interest was approximately $2,047 total for the current and non-current total.

First Bank Loan

On July 6, 2023, the company completed a promissory note with its bank, First Bank. The maturity on the loan is July 1, 2030, at a 6.82% annual interest rate. The loan was used for additional production manufacturing equipment totaling $298,761. Principal and interest monthly payments are $4,627.38 and commenced in October 2023.

Note payable-current, related party

As part of the agreement in the reverse merger transaction, certain loan balances (“J&N Loans”) from J&N Real Estate Company, LLC an affiliate of the Company’s CEO, (“J&N”) and historical interest owed of $1,932,358 were combined into a new promissory note with the principal amount of $4.062 million (“J&N Note”). The J&N Note bears annual interest at 12% and was secured by a pledge of certain XXII common stock owned by Panacea (See Note 2 Going concern).

On June 30, 2021, Panacea issued the Company’s CEO, Ms. Buttorff, a 10% promissory note in the amount of $1,685,685 (the “Buttorff Note”). The Buttorff Note was secured by a pledge of certain XXII common stock owned by Panacea (See Note 2 Going concern). This demand note replaced a prior working capital note that Panacea had issued on January 1, 2021. The Company has an additional line of credit note from Ms. Buttorff of $8,000,000 on July 1, 2021. The terms include an annual interest rate of 10% and a maturity date in 2024.

	December 31, 2023	December 31, 2022
J&N Note	$4,062,713	$4,062,713
CEO Note	7,334,904	5,809,090
Total related party notes	$11,397,617	$9,871,803

Other long-term liabilities, related party

The Company has recorded a related party liability (“Fixed Asset Loan”) in the amount of $3,059,474, as of December 31, 2023, and 2022, relating to building leasehold improvements and SAP software and support fees which were paid by an affiliate company of the CEO. The balance bears interest of 6%, and the maturity date has not yet been determined.

F-14

In 2020, the Company recorded an additional related party liability in the amount of $513,390 in respect of certain building improvements, due to J&N Real Estate Company (a company owned by the CEO) (“J&N Building Loan”). The balance bears no interest, and the maturity date has not yet been determined.

Other long-term liabilities, related party are summarized as follows.

	December 31, 2023	December 31, 2022
Other long-term liabilities, related party
Fixed Asset Loan	$3,059,474	$3,059,474
J&N Building Loan	513,390	513,390
Total	$3,572,864	$3,572,864

NOTE 7 - STOCKHOLDERS’ EQUITY

Common stock

The Company’s authorized common stock consists of 650,000,000 shares with a par value of $0.0001 per share.

On March 3, 2022, the Series A preferred stock was converted to a convertible loan for $385,000, due in March 2023. In February 2023, the balance of the note payable was reduced by $270,000 through a cash payment of $135,000 and an issuance of 540,000 shares of common stock. The outstanding amount of $115,000 was due as of June 2023, but the Company was unable to pay off the debt. (See subsequent events).

Common stock options

Stock Option Plan

On June 30, 2021 the Company’s stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the issuance of 339,522 incentive awards in the form of non-qualified and incentive stock options, restricted stock awards, restricted stock unit awards, warrants and preferred stock. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. The incentive awards shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board of Directors or Compensation Committee may specify. Stock options expire no later than ten years from the date of grant. The aggregate number of shares of common stock which may be issued pursuant to the Plan is 144,621. Unless sooner terminated, the Plan shall terminate in 10 years.

As part of the merger of Exactus, Panacea assumed the Exactus 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. The incentive awards shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board or Compensation Committee may specify. Stock options expire no later than ten years from the date of grant. The aggregate number of shares of common stock which may be issued pursuant to the Plan is 339,286. Unless sooner terminated, the Plan shall terminate in 10 years. This plan had 196,491 fully vested options outstanding at the time of the merger. There have been no options granted under this plan subsequent to the merger.

F-15

Stock Options

A summary of the stock option activity is presented below:

	Options Outstanding as of December 31, 2023
	Number of Shares Subject to Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance at December 31, 2022	346,854	$2.80	3.57	-
Options granted	205,000	0.21	4.11	-
Options exercised	-	-	-	-
Options canceled / expired	-	-	-	-
Balance at December 31, 2023	551,854	$1.841	3.04	$-

Vested and exercisable at December 31, 2023	551,854	$1.84	3.70	$2,500

Stock Warrants

On November 18, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Lincoln Park Capital Fund, LLC (the “Purchaser”) pursuant to which the Company agreed to sell a 10% original issue discount senior convertible promissory note in the principal amount of $1,100,000 (the “Convertible Note”) and five-year warrants to purchase 785,715 shares of the Company’s common stock, par value $0.0001 per share at an exercise price of $1.40 per share (the “Warrants”) pursuant to the terms and conditions of the SPA for a total purchase price of $1,000,000. The Note was due November 18, 2022, which is one year from the issuance date and was paid.

On March 3, 2022, the Company entered in an Exchange Agreement with an institutional investor pursuant to which the Company issued a 10% original issue discount senior convertible promissory note in the principal amount of $385,000 (the “Note”) and five-year warrants to purchase 275,000 shares of the Company’s common stock, par value $0.0001 per share at an exercise price of $1.40 per share in exchange for 350 shares of the Company’s Series A Convertible Preferred Stock. As of December 31, 2022, the Company also had outstanding warrants to purchase an aggregate of 56,377 shares of common stock. These warrants were previously issued by the Company prior to the exchange agreement.

The Company’s outstanding warrants as of December 31, 2023, are summarized as follows, and all were exercisable at that date.

A summary of the Company’s outstanding warrants is presented below:

	Warrants Outstanding as of December 31, 2023
	Number of Shares Subject to Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Balance on December 31, 2022	1,117,092	$2.02	4.05	-
Options granted	-	-	-	-
Options exercised	-	-	-	-
Options canceled / expired	12,851	-	-	-
Balance at December 31, 2023	1,104,243	$1.79	3.10	$-

Vested and exercisable at December 31, 2023	1,104,243	$1.79	3.10	$-

As of December 31, 2023, the outstanding warrants have no intrinsic value.

F-16

Restricted Stock

A summary of the restricted stock activity is presented below:

Restricted Stock Common Stock
Balance at December 31, 2022	107,993
Balance at December 31, 2023	1,793,483

As of December 31, 2023, there were no unamortized or unvested stock-based compensation costs related to restricted share arrangements. These shares are included in the total of outstanding shares as of December 31, 2023.

Preferred Stock

The Company’s authorized preferred stock consists of 50,000,000 shares with a par value of $0.0001.

On September 30, 2023, an asset purchase agreement with N7 Enterprises was closed. The original agreement was to award N7 785 shares of preferred N-7 stock. Each share is convertible into 10,000 shares of common stock. The agreement contained a provision permitting the total number of shares to be adjusted based on projected sales targets being achieved. Due to these sales targets and other indemnification provisions not met, subsequent to the original award, the preferred shares were reduced to 385.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Legal Matters

In the ordinary course of business, the Company enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in the Company’s industry sector. These agreements are typically with business partners, and suppliers. Pursuant to these agreements, the Company generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to the Company’s products, use of such products, or other actions taken or omitted by us. The maximum potential number of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, the Company has no liabilities recorded for these provisions as of December 31, 2022.

Concentrations

The Company has no concentration of vendors that would impact production costs in the longer term.

On the revenue side, for the year ended December 31, 2023, there was a concentration of two customers. Both were nutraceutical contract manufacturing customers who represent 15% and 9% of revenue.

For the year ended December 31, 2022, there was a concentration of two customers. Both are tolling partners who represent 16% and 10% of total revenue.

The other concentration is in the accounts receivable category, where three customer accounts for 68% of the accounts receivable in 2023. One of the three customer contracts is unique in that the company produced all the products for them to sell, and they pay Panacea as the items are sold in the ecommerce marketplace. Thus, until their inventory is depleted, we will have accounts receivable. This customer receivable is 27% of the 68%. In 2022, this same customer accounted for 33% of our total receivables. One customer is a nutraceutical contract manufacturing customer whose receivables represent 12% of the 68%. The other customer concentration is represented by a tenant who subleases space in the building and represents 29% of the 68%.

F-17

The Company has no other contingencies, material commitments, or purchase obligations or sales obligations.

Executive Employment Agreement

On December 31, 2021, the Company entered into an updated Employment Agreement with Leslie Buttorff pursuant to which Ms. Buttorff serves as the Company’s Chief Executive Officer for an initial term of July 1, 2021, to December 31, 2024 (the “Employment Agreement). Under her Employment Agreement, Ms. Buttorff receives an annual base salary of $380,000. Ms. Buttorff is also entitled to receive (i) a sales commission of 2% of revenue from sales generated by Ms. Buttorff after revenue exceeds $500,000 for three consecutive months, (ii) an award of $2.2 million of shares of common stock upon approval of the Company’s common stock for listing on The Nasdaq Capital Market prior to expiration of the term of the Employment Agreement, and (iii) an annual cash performance bonus of up to 100% of her base salary based on the achievement of performance metrics for the applicable fiscal year to be set by the Board of Directors. To date, Ms. Buttorff has not taken a salary, payments have accrued commencing in January 2021, and the amount due is included in accounts payable.

Under her Employment Agreement, she is entitled to severance payments under termination provisions which are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder.

In the event of termination by the Company without “cause” or resignation by Ms. Buttorff for “good reason,” Ms. Buttorff is entitled to receive two years’ base salary, or $780,000, all unreimbursed business expenses and other accrued but unpaid compensation, and any annual bonus earned but not yet paid for any fiscal year ending prior to the fiscal year in which the date of termination occurs. In addition, in the event of termination by the Company without “cause,” subject to execution of a general release Ms. Buttorff will be entitled to (i) a settlement amount equal to another two years’ base salary (or a total of $1,560,000) and (ii) an amount equal to the annual bonus which Ms. Buttorff would have been entitled to receive in respect of the year of termination based on the achievement of any performance objectives for the Company.

Generally, “good reason” is defined as (i) any material breach of the Employment Agreement by the Company, (ii) the Company’s assignment of Ms. Buttorff to a position that has materially less authority, status, or functional responsibility than the position with the Company as of the commencement date, or the assignment to her of duties that are not those of an executive at the management level, (iii) the reduction of Ms. Buttorff’s base salary, (iv) the requirement that Ms. Buttorff move her primary place of employment more than 30 miles from her initial place of employment, or (v) upon any change of control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided that within 12 months of the change of control event the Company terminates Ms. Buttorff or fails to obtain an agreement from any successor to perform the Employment Agreement.

Under the terms of her Employment Agreement, Ms. Buttorff is subject to non-competition and non-solicitation covenants during the term of her employment and following termination of employment with the Company. The Employment Agreement also contains customary confidentiality and non-disparagement covenants.

NOTE 9 - RELATED PARTY TRANSACTIONS

Notes Payable and Accrued Interest – Related Parties

For information on related party loans to the Company and other related party transactions, see Notes 5 and 6, Operating Lease and Notes Payable.

The accrued interest and interest expenses recorded for related party loans are shown below.

	December 31, 2023	December 31, 2022
Accrued Interest
Related party loan J&N	$1,413,210	$796,891
Related party loan-CEO loan	476,536	271,585
Related party loan – Line of credit	966,105	282,869

	Year ended December 31, 2023	Year ended December 31, 2022
Interest Expense
Related party loan J&N	$616,319	$546,952
Related party loan-CEO loan	204,952	185,525
Related party loan – Line of Credit	683,237	253,634

F-18

NOTE 10 – INCOME TAXES

The Company has incurred aggregate net operating losses of approximately $33,922,898 million for income tax purposes as of December 31, 2023. The net operating losses carry forward for United States income taxes, which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2023 and 2022. The company has yet to file income taxes for the year ended December 31, 2023.

December 31, 2023
U.S. federal statutory rate	21.0%
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	(21.9)%
ROU Assets/Liabilities	(2.7)%
State taxes	3.6%
Income tax (expense) benefit	-%

The Company provided a valuation allowance equal to the deferred income tax asset for the year ended December 31, 2023, because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $8.015 million in fiscal 2023. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation, based upon IRC Section 382/383 Ownership change rules that may have or could occur in the future. The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

NOTE 13 – SUBSEQUENT EVENTS

On January 1, 2024, the Company decided to not move forward with the Pur Life Medical transaction as the deal terms could not be met. The Company was sold to a private company owned by PLSH’s CEO and President of which they own 35% each.

On March 5, 2024, the Company came to agreement with its previous Preferred A shareholder to resolve the $100,000 debt outstanding. The Company agreed to settle this debt for 666,000 restricted common shares.

Dismissal of our Registered Public Accounting Firm

On May 3, 2024, the SEC entered an order (the “SEC Order”) against our former auditor, BF Borgers CPA PC and its sole audit partner, Benjamin F. Borgers (together, “BF Borgers”), instituting settled administrative and cease-and-desist proceedings against BF Borgers. The SEC Order denies BF Borgers the privilege of appearing or practicing before the SEC as an accountant and has resulted in BF Borgers being unable to issue consents related to BF Borgers’ audit of our 2022 and 2023 financial statements, or to review our subsequent interim financial statements. In order to file our annual report on Form 10-K for the 2024 fiscal year, we will need to have our 2023 financial statements re-audited by a registered PCAOB accounting firm.

Sky Wellness Licensing, Marketing, Supply and Development Agreement

As disclosed in our current report on Form 8-K dated May 16, 2024, on May 13, 2024, Panacea Life Sciences, Inc., our fully-owned subsidiary, entered into a definitive Licensing, Marketing, Supply and Development Agreement (the “Agreement”) with Sky Wellness, LLC, an Arizona limited liability company (“Sky Wellness”), for the purpose of allowing the Company to market and sell Sky Wellness’ existing inventory of CBD products under a 40% of net revenue share arrangement and to develop and market diverse new products under the federally-trademarked Sky Wellness brand family. Pursuant to the Agreement, Sky Wellness Panacea has the right to market and sell Sky Wellness’ existing inventory of Sky Wellness-branded CBD and non-CBD products, to manufacture additional Sky Wellness-branded CBD products and replenishment stock using all intellectual property related to the Sky Wellness trademark (USPTO Serial Number 90828919). The Company will retain 40% of the net revenue from the Company’s sales under the Agreement.

F-19

Panacea Life Sciences Holdings, Inc. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,643	$100,922
Accounts receivable, net	270,851	263,970
Other receivables, related party	-	-
Inventory	4,062,827	4,013,525
Marketable securities related party	9,504	14,933
Prepaid expenses and other current assets	192,133	263,003
TOTAL CURRENT ASSETS	4,642,958	4,656,353

Operating lease right-of-use asset, net, related party	3,685,567	3,864,591
Property and equipment, net	6,069,570	6,448,068
Intangible assets, net	-	-
Goodwill	3,014,450	3,014,450
TOTAL ASSETS	$17,412,545	$17,983,462

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,178,214	$4,629,591
Operating lease liability, current portion, related party	3,055,134	2,913,781
Note payable-current, related party	11,772,259	11,397,617
First Bank note payable	287,111	292,942
Convertible note payable, net	-	115,000
Paycheck protection loan, SBA Loan	99,100	99,100
TOTAL CURRENT LIABILITIES:	20,391,818	19,448,031

Operating lease liability, long-term portion, related party	3,070,391	3,254,021
Other long-term liabilities, related party	3,572,864	3,572,864
TOTAL LIABILITIES	27,035,073	26,274,916

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Series B-1 Preferred: $0.0001 Par Value, 32,000,000 shares designated; 1,500,000 and 1,500,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	150	150
Series B-2 Preferred: $0.0001 Par Value, 6,000,000 shares designated; 6,000,000 and 6,000,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	600	600
Series C Preferred: $0.0001 Par Value, 1,000,000 shares designated; 1,000,000 and 1,000,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	100	100
Series C-1 Preferred: $0.0001 Par Value, 10,000 shares designated and 10,000 and 10,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	1	1
Series C-2 Preferred: $0.0001 Par Value, 100 and 0 shares designated and 100 and 0 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	-	-
Series D Preferred: $0.0001 Par Value, 10,000 shares designated and 10,000 and 10,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	1	1
Series N-7 0% Redeemable Convertible Preferred: $0.0001 Par Value, 3,853,000 shares designated and 3,853,000 and 3,853,000 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	385	385
Common Stock: $0.0001 Par Value, 650,000,000 shares authorized; 18,311,352 and 20,261,288 shares issued and outstanding on March 31, 2024 and December 31, 2023 respectively.	1,832	1,765
Additional paid in capital	25,743,375	25,628,442
Accumulated deficit	(35,368,972)	(33,922,898)
TOTAL STOCKHOLDERS’ EQUITY	(9,622,528)	(8,291,454)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,412,545	$17,983,462

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

Panacea Life Sciences Holdings, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31
	2024	2023
REVENUE	$1,056,447	$677,481
COST OF SALES	390,282	451,872
GROSS PROFIT	666,165	225,609

OPERATING EXPENSES
Production related operating expenses	1,474,475	1,258,159
General and administrative expenses	249,038	257,413
TOTAL OPERATING EXPENSES	1,723,513	1,515,572

LOSS FROM OPERATIONS	(1,057,348)	(1,289,963)

OTHER INCOME (EXPENSES)
Interest expense	(429,672)	(380,157)
Unrealized gain (loss) on marketable securities, net	5,053	(182,255)
Realized gain (loss) on sale of securities	(376)	-
Other income (loss)	-	-
Employer retention credit	-	-
Rental Income	36,269	60,332
Gain on extinguishment of debt	-	748
TOTAL OTHER INCOME (EXPENSE)	(388,726)	(501,332)

INCOME (LOSS) BEFORE INCOME TAXES	(1,446,074)	(1,791,295)

TAXES	-	-

NET INCOME (LOSS)	$(1,446,074)	$(1,791,295)

Per-share data
Basic and diluted loss per share	$(0.09)	$(0.12)

Weighted average number of common shares outstanding	16,492,589	14,965,317

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

PANACEA LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2023	12,838,350	$1,238	20,261,288	$1,765	$25,628,442	$(33,922,898)	$(8,291,454)
Shares issued in respect of the merger			-	-	-		-
Shares issued in settlement of convertible note	-	-	666,000	67	114,933		115,000
	-	-	-	-	-
Net Loss	-	-	-	-	-		(1,446,074)
Balance as of March 31, 2024	12,838,350	$1,238	18,311,352	$1,832	$25,743,375	$(33,922,898)	$(9,622,528)

Balance as of December 31, 2022	8,530,000	$853	14,965,317	$1,497	$23,760,704	$(25,907,597)	$(2,144,544)
Shares issued in respect of the merger	-	-	-	-	-	-	-
Issuance of common shares for services			-	-	-		-
Shares issued in settlement of convertible note	-	-	540,000	54	134,946		135,000
Net Loss	-	-	-	-	-	(1,791,295)	(1,791,295)
Balance as of March 31, 2023	8,530,000	$853	15,505,317	$1,551	$23,895,650	$(27,698,892)	$(3,800,839)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-22

Panacea Life Sciences, Inc.

Statements of Cash Flows

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(1,446,074)		$(1,791,295)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	383,498		422,554
Realized gain on sale of securities	376		-
Unrealized (gain)/loss on marketable securities	5,053		182,255
Amortization of debt discount and non-cash interest expense	-		38,329
Changes in operating assets and liabilities
Accounts receivable	(6,881)		(68,660)
Inventory	(49,302)		353,662
Prepaid expense and other assets	70,870		34,552
Accounts payable and accrued expenses	548,623		400,059
Operating lease liability, net	136,747		114,693
Net cash used in operating activities	(357,090)		(313,851)

Cash flows from investing activities
Net fixed asset acquisitions	(5,000)		(15,220)
Net Cash provided by (used in) investing activities	(5,000)		(15,220)

Cash flows from financing activities
Repayment of notes payable	(5,831)		(135,000)
Payments of principal on notes payable – related party	(74,000)		(65,000)
Proceeds from Notes payable - related party	448,642		595,352
Cash provided by financing activities	368,811		395,352

Net increase (decrease) in Cash and Cash Equivalents	6,721		66,281
Cash and Cash Equivalents, Beginning of Period	100,922		6,951
Cash and Cash Equivalents, End of Period	$107,643		$73,232

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes during the year	$-		$-
Interest payments during the year	$-		$-

Noncash investing and financing activity
Conversion of note payable to common stock	$(115,000)	$

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

PANACEA LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024

NOTE 1 - NATURE OF ORGANIZATION

Organization and Business Description

Panacea Life Sciences Holdings, Inc. (OTCQB: PLSH) is a holding company organized as a plant-based natural health ingredient and product company, specializing in the development, manufacturing, research, and distribution of products within the $134B and rapidly growing natural health and wellness market segment for both humans and animals.

Established in 2017, the company’s first subsidiary, Panacea Life Sciences, Inc. (PLS), is dedicated to the production, distribution, research, and manufacturing of premium-quality nutraceuticals, cannabinoids, mushrooms, kratom, and other natural, plant-based ingredients and products. Operating from a cutting-edge 51,000 square foot cGMP facility located in Golden, Colorado, PLS is committed to delivering high-quality solutions in the field of natural health and well-being. Panacea also offers the purest natural remedies within its branded product lines for every aspect of life: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™. If you would like more information, please visit www.panacealife.com.

Panacea Distro, the second subsidiary of Panacea Life Sciences Holdings, Inc., manages six retail locations and a distribution center situated in the Tampa, Florida area. These establishments provide a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE products, and various beverages, with a primary focus on promoting alternative health and wellness. The Panacea Distro business is segmented into two distinct areas—the retail stores and the cash & carry distribution warehouse. The retail stores are poised to evolve into franchise stores, with the intention of eventually adopting the name “PANA KAVA JAVA.” This strategic move is part of our plan to establish a franchise model based on the success of these existing retail locations.

In the coming months, a third business entity, Pana Kava Java (PKJ), is set to emerge as the franchisor company, with a scheduled launch in Q3-Q4 2024. Pana Kava Java is committed to establishing a unique franchise model, drawing inspiration from the European-style café concept. Patrons will have the opportunity to savor infused coffees and beverages, indulge in vaping, and enjoy an array of infused baked goods in a welcoming atmosphere. Pana Kava Java, as the franchisor, will offer franchise rights to individuals interested in opening stores/cafés, enabling them to sell products or services under the PKJ brand, leveraging our expertise and intellectual property. Currently, active efforts are underway in developing the franchisor plan, encompassing aspects such as business development, flagship store establishment, legal document preparation, marketing and packaging strategies, as well as the recruitment and training of franchisees.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of Panacea Life Sciences, Inc.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for interim financial information, which includes consolidated unaudited interim financial statements and present the consolidated unaudited interim financial statements of the Company and its wholly-owned subsidiaries as of March 31, 2024. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. All intercompany transactions and balances have been eliminated. In the opinion of management, all adjustments necessary to present fairly our financial position, results of operations, stockholders’ equity and cash flows as of March 31, 2024, and 2023, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Operating results for the three ended March 31, 2024 and 2023 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2024. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

F-24

Going concern

These unaudited condensed consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since our inception in later 2017, we have generated losses from operations. As of March 31, 2024, our accumulated deficit was $35.369 million, and we had $0.108 million in cash and liquid stock. These factors raise doubt about the Company’s ability to continue as a going concern for a period of 12 months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve or maintain profitable operations or become cash flow positive or raise additional debt and/or equity capital. In addition, due to insufficient revenue, we will need to obtain further funding through public or private equity offerings, debt financing, collaboration arrangements or other sources in order to maintain active business operations. We currently do not have sufficient cash flow to pay our ongoing financial obligations on a consistent basis. The issuance of any additional shares of Common Stock, preferred stock or convertible securities could be substantially dilutive to our shareholders. In addition, adequate additional funding may not be available to us on acceptable terms, or at all. These unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The Unaudited Condensed Consolidated Financial Statements have been prepared in conformity with US GAAP and required management of the Company to make estimates and assumptions in preparation of these statements. Actual results may differ significantly from those estimates. Significant estimates made by management include but are not limited to the useful life of property and equipment, incremental borrowing rate used in the calculation of right of use asset and lease liability, reserves for inventory, allowance for doubtful accounts, revenue allocations, valuation allowance on deferred tax assets, assumptions used in assessing impairment of long-term assets, assumptions used in the calculation of net realizable value of inventory and fair value of non-cash equity transactions.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. On March 31, 2024, the Company’s cash balances did not exceed the FDIC limit.

Accounts Receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts. An allowance of $50,000 was taken at the beginning of 2024 to allow for any doubtful accounts to be expensed. As of March 31, 2024, $0 of this allowance was expensed. The Company’s accounts receivable policy changed in 2021 to only provide larger, well-established companies with Net 30 payment terms. For all other sales they are paid by credit card or wires received before the product is shipped to the customer.

F-25

Inventory

Inventories are stated at lower of cost or net realizable value. Inventories of purchased materials are valued using a moving average method and managed on a first in first out basis (FIFO). Inventories of internally manufactured materials are valued using a standard costing method and are also managed on a FIFO basis. Production related costs that are capitalized as inventory as part of the standard cost valuation include the direct materials consumed, direct labor used, indirect labor used, and manufacturing overhead. Overhead is calculated based on specific manufacturing process and allocated on an order-by-order basis. Production variances that occur between standard cost valuation and actual costs are expensed as incurred in the income statement as part of cost of goods sold.

Marketable securities

The Company’s marketable securities consists of 79,200 shares of XXII which are classified as available-for-sale and included in current assets as they are pledged to secure two promissory notes. Securities are valued based on market prices for identical assets using third party certified pricing sources. Available-for-sale securities are carried at fair value with unrealized and realized gains and losses reported as a component of income (loss). Realized gains and losses, if any, are calculated on the specific identification method and are included in other income in the condensed consolidated statements of operations.

Fair Value Measurements

The Company adopted the provisions of Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value, and expands disclosure of fair value measurements. The guidance prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:

●	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

●	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

●	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following table shows, by level within the fair value hierarchy, the Company’s assets and liabilities at fair value on a recurring basis as of March 31, 2024 and December 31, 2023:

	March 31, 2024				December 31, 2023
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Marketable securities	$9,504		$-	-	$14,933	$14,933	$-	$-
Total	$9,504		$-	$-	$14,933	$14,933	$-	$-

March 31, 2024
Balance at beginning of year	$14,933
Realized loss on marketable securities, net	376
Unrealized loss on marketable securities, net	5,053
Balance at end of period	$9,504

As of March 31, 2024, the Company has no liabilities that are re-measured at fair value.

F-26

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method on the various asset classes over their estimated useful lives, which range from three to ten years when placed in service. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Intangible Assets and Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair market value assigned at acquisition to the tangible and intangible assets acquired. Goodwill is not amortized. The Company tests goodwill for impairment on an annual basis. The Company performed its most recent goodwill impairment using a discounted cash flow analysis and found that the fair value exceeded the carrying value. It has $2.189 million of goodwill from the acquisition of the assets of Phoenix Life Sciences, Inc. in October 2017 and $0.825 million from the N7 acquisition.

Estimated Life
Goodwill from Phoenix Acquisition	Tested Yearly for Impairment
Goodwill from N7 Acquisition	Tested Yearly for Impairment

	March 31, 2024	December 31, 2023
Goodwill from Phoenix Acquisition	$2,188,810	$2,188,810
Goodwill from N7 Acquisition	825,640	825,640
Total	$3,014,450	$3,014,450

Leases

The Company determines if an arrangement is a lease at inception. Contracts containing a lease are further evaluated for classification as an operating or finance lease. In determining the leases classification, the Company assesses among other criteria: (i) 75% or more of the remaining economic life of the underlying asset is a major part of the remaining economic life of that underlying asset; and (ii) 90% or more of the fair value of the underlying asset comprises substantially all of the fair value of the underlying asset. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities and long-term operating lease liabilities in the Company’s consolidated balance sheets. Finance leases are included in property, plant and equipment, net, other current liabilities, and long-term finance lease liabilities in the Company’s consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. For leases with terms greater than 12 months, the Company records the ROU asset and liability at commencement date based on the present value of lease payments according to their term.

The Company uses incremental borrowing rates based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses are recognized on a straight-line basis over the lease term or the useful life of the leased asset.

In addition, the carrying amount of the ROU and lease liabilities are remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

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Convertible Notes Payable

The Company has previously issued convertible notes, which contain variable conversion features, whereby the outstanding principal and accrued interest automatically convert into common shares at a fixed price which may be a discount to the common stock at the time of conversion. Some of the conversion features of these notes are contingent upon future events, whereby, the holder agreed not to convert until the contingent future event has occurred. The Company currently does not hold any convertible notes.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. However, the Company’s sales are primarily through retail stores, purchase orders or ecommerce; thus, currently contract liabilities are negligible. The Company does not have any multiple-element arrangements.

Some of the Company’s contract liabilities consist of advance customer payments. Contract liability results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the contract liabilities are recognized. The Company recorded $400,955 and $349,705 in advanced customer payments as of March 31, 2024, and December 31, 2023, respectively, and these amounts are included in the balance sheet line item of accounts payable and accrued expenses.

	March 31, 2024	December 31, 2023
Balance, beginning of period	$349,705	$368,065
Payments received for unearned revenue	143,469	156,298
Revenue earned	92,219	174,658

Balance, end of period	$400,955	$349,705

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

F-28

Revenue related to the sale of products is recognized once goods have been sold to the customer and the performance obligation has been completed. In both contracted purchase and retail sales, we offer consumer products through our online stores. Revenue is recognized when control of the goods is transferred to the customer. This generally occurs upon our delivery to a third-party carrier or, to the customer directly. Revenue from tolling services is recognized when the performance obligation, such as processing of the material, has been completed and output material has been transferred to the customer.

Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. A contract liability results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the contract liabilities are recognized. The Company does not have any multiple-element arrangements.

The Company also has recorded other income related to rental income it receives from leasing out space in the laboratory it occupies.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with ASC 606. The amounts charged to customers for shipping products are recognized as revenues and the related freight costs of shipping products are classified in general and administrative costs as incurred. Shipping costs are included as a component of general and administrative and were $9,566 and $29,667 for the three months ended March 31, 2024 and 2023, respectively.

Advertising & Marketing

Advertising costs are expensed when incurred and are included in advertising and promotional expense in the accompanying statements of operations. Included in this category are expenses related to public relations, investor relations, new package design, website design, design of promotional materials, cost of trade shows, cost of products given away as promotional samples, and paid advertising. The Company recorded advertising costs included in general and administrative costs of $2,486 and $8,769 for the three months ended March 31, 2024 and 2023, respectively.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Segment identification and selection is consistent with the management structure used by the Company’s chief operating decision maker to evaluate performance and make decisions regarding resource allocation, as well as the materiality of financial results consistent with that structure. Based on the Company’s management structure and method of internal reporting, the Company has one operating segment. The Company’s chief operating decision maker does not review operating results on a disaggregated basis; rather, the chief operating decision maker reviews operating results on an aggregate basis.

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if preferred stock converted to common stock and warrants are exercised. Preferred stock and warrants are excluded from the diluted earnings per share calculation if their effect is anti-dilutive.

F-29

The following financial instruments were not included in the diluted loss per share calculation for the three months ended March 31, 2024 and 2023 because their effect was anti-dilutive:

	For the three months ended March 31,
	2024	2023
Restricted stock	1,793,483	107,993
Options to purchase common stock	536,854	401,854
Warrants to purchase common stock	1,078,573	1,107,250
Series B-1 Convertible Preferred	1,500,000	1,500,000
Series B-2 Convertible Preferred	6,000,000	6,000,000
Series C Convertible Preferred	1,000,000	1,000,000
Series C-1 Convertible Preferred	10,000	10,000
Series C-2 Convertible Preferred	100	100
Series D Convertible Preferred	1,628,126	1,628,126
Series N-7 Convertible Preferred	3,853,000	-
Total	12,277,629	6,632,816

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by FASB ASC Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas. The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company does not expect the adoption of ASU 2020-6 to have any material impact on its consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

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NOTE 3 – PROPERTY, EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property and equipment, net including any major improvements, are recorded at historical cost. The cost of repairs and maintenance is charged against operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally as follows:

Estimated Life
Computers and technological assets	3 – 5 Years
Furniture and fixtures	3 – 5 Years
Machinery and equipment	5 – 10 Years
Leasehold improvement	10 Years

Property and equipment, net consists of the following:

	March 31, 2024	December 31, 2023
Computers and technological assets	$3,776,320	$3,776,320
Furniture and fixtures	166,830	161,830
Machinery and equipment	7,846,788	7,846,788
Land	92,222	92,222
Leasehold improvements	1,806,755	1,806,755
Total	13,688,915	13,683,915
Less accumulated depreciation	(7,619,345)	(7,235,847)
Total property and equipment, net	$6,069,570	$6,448,068

Depreciation expenses for the three-month period ended March 31, 2024 and 2023 were $383,498 and $422,554 respectively.

NOTE 4 - INVENTORY

Inventory consists of the following components:

	March 31, 2024	December 31, 2023
Raw Materials	$892,377	$850,362
Semi-Finished	1,785,949	1,870,978
Finished Goods	1,358,063	1,262,674
Packaging	26,438	29,511
Total	$4,062,827	$4,013,525

Inventories are stated at lower of cost or net realizable value using the standard costing method for its work in process and finished goods. For its raw materials, trading goods, and packaging supplies, the Company utilizes the moving average method for costing purposes and FIFO. At this time there are no inventory reserves required.

F-31

NOTE 5 –OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES – RELATED PARTY

Right of Use

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842”) on January 1, 2019, the start of our 2019 fiscal year. The Company has one lease arrangement with a related party entered into on December 22, 2018 for 3-year term starting with January 1, 2019 for certain laboratory facilities, with a nine-year extension option. This lease was extended and now expires on December 31, 2030. At inception, the Company recognized a Right of Use Asset and a corresponding lease liability in the amount of $4,595,509. The Company’s lease arrangements may contain both lease and non-lease components. The Company has elected to combine and account for lease and non-lease components as a single lease component. The Company has incorporated residual value obligations in leases for which there is such occurrences. Regarding short-term leases, ASC 842-10-25-2 permits an entity to make a policy election not to apply the recognition requirements of ASC 842 to Short-term leases. The Company has elected not to apply the ASC 842 recognition criteria to any leases that qualify as Short-Term Leases.

The Company leases a portion of the property (formerly the Environmental Protection Agency building) in Golden, CO from J&N Real Estate, owned by the CEO, a related party with a term expiring on December 31, 2030. The lease consists of all laboratory space including testing facilities, water treatment, extraction and production. The lease of the property is based on the fair market rent and triple net lease (NNN) values competitive in the marketplace for a cGMP facility. The Company also subleases some of its laboratory space to other CBD companies. This income is presented under the Other Income line items of the statements of operations. The leases vary from short-term monthly leases to 3-year leases but are all cancellable.

Below is a summary of our right of use assets and liabilities as of March 31, 2024.

	March 31, 2024	December 31, 2023
Right-of-use assets	$3,685,567	$3,864591

Present value of operating lease liabilities	$3,793,321	$3,972,696
Less: Long-term portion of operating lease liability	(3,070,391)	(3,254,021)
Short-term portion of operating lease liability	722,930,	718,675
Unpaid balances	2,300,802	2,185,758
Total short-term lease liability obligations	$3,023,732	$2,904,433
Weighted-average remaining lease term (Ends December 31, 2030)	5.76 years	5.96 years

Weighted-average discount rate		3.0%

During the three months ended March 31, 2024 and 2023, we recognized approximately $437,752 and $114,693 respectively in operating lease costs. Operating lease costs are included in operating expenses in our consolidated statement of operations.

Approximate future minimum lease payments for our right of use assets over the remaining lease periods as of March 31, 2024, are as follows:

2024	621,570
2025	830,307
2026	764,830
2027	474,122
Thereafter	1,451,002
Total undiscounted operating lease payments	4,141,831
Less: Imputed interest	(348,510)
Present value of operating lease liabilities	$3,793,321

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NOTE 6 – NOTES PAYABLE

Paycheck Protection Program Funding U.S. Small Business Administration Loan

On May 28, 2020, the Company received a secured, 30-year, Economic Injury Disaster Loan in the amount of $99,100 from the U.S. Small Business Administration. The loan carries interest at a rate of 3.75% per year and matures in 30 years. The SBA loan is secured by a security interest in the Company’s tangible and intangible assets. As of March 31, 2024 the current principal balance of this note amounted to $99,100 and accrued interest was approximately $2,047.

Notes payable – related party and other liabilities.

As part of the Exchange Agreement certain loan balances (“J&N Loans”) from J&N Real Estate LLC, an affiliate of the Company’s CEO, (“J&N”) and historical interest owed of $1,932,358 were combined into a new promissory note with the principal amount of $4.062 million. The J&N Note bears annual interest at 12% and was secured by a pledge of certain XXII common stock owned by Panacea.

On June 30, 2021, the Company issued its CEO, Ms. Buttorff, a 10% promissory note in the amount of $1,685,685 (the “Buttorff Note”). This demand note replaced a prior working capital note that the Company had issued on January 1, 2021. On July 1, 2021, the Company issued Ms. Buttorff a 10%, $1 million line of credit note at 10% annual rate which Ms. Buttorff has since increased and has extended (see Note 6 – Notes Payable – Buttorff Note). The Company’s line of credit from Ms. Buttorff increased to $8,000,000 on July 1, 2022. The terms include an annual interest rate of 10% and a maturity date in 2025.

	March 31, 2024	December 31, 2023
J&N Note	$4,062,713	$4,062,713
CEO Note	7,709,546	7,334,904
Total related party notes	$11,772,259	$11,397,617

Other long-term liabilities, related party

The Company has recorded a related party liability (“Fixed Asset Loan”) in the amounts of $3,059,474 as of March 31, 2024 and December 31, 2023, respectively, relating to SAP software and support fees which were paid by an affiliate company of the CEO. The maturity date has not yet been determined. The Company is no longer paying any fees related to these services.

In 2020, the Company recorded an additional related party liability in the amount of $513,390 in respect to certain building improvements, due to J&N Real Estate Company (a company owned by the CEO) (“J&N Building Loan”). This balance bears no interest and the maturity date has not yet been determined.

	March 31, 2024	December 31, 2023
Other long-term liabilities, related party
Fixed Asset Loan	$3,059,474	$3,059,474
J&N Building Loan	513,390	513,390
Total	$3,572,864	$3,572,864

NOTE 7 - STOCKHOLDERS’ EQUITY

Common stock

The Company’s authorized common stock consists of 650,000,000 shares with a par value of $0.0001 per share.

During the three months ended March 31, 2024, the Company issued 666,000 shares of common stock in respect of the settlement of the convertible note payable.

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Common stock options

Stock Option Plan

On June 30, 2021, the Company’s stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provided for the issuance of 4,049,409 incentive awards in the form of non-qualified and incentive stock options, restricted stock awards, restricted stock unit awards, warrants and preferred stock. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. The incentive awards shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board of Directors or Compensation Committee may specify. Stock options expire no later than ten years from the date of grant. Unless sooner terminated, the Plan shall terminate in 10 years.

This plan had 196,491 fully vested options outstanding at the time of the share exchange.

Stock Options

A summary of the stock option activity is presented below:

	Options Outstanding as of March 31, 2024
	Number of Shares Subject to Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Balance on December 31, 2023	551,854	$1.84	3.18	$
Options granted	-	-	-		-
Options exercised	-	-	-		-
Options canceled / expired	15,000	-	-		-
Balance on March 31, 2024	536,854	$1.88	2.91		$-

Vested and exercisable at March 31, 2024	196,491	$1.88	2.91	$

The Company’s outstanding warrants as of March 31, 2024, are summarized as follows, and all were exercisable at that date.

	Warrants Outstanding as of March 31, 2024
	Number of Shares Subject to Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Balance on December 31, 2023	1,104,243	$1.70	3.16	-
Options granted	-	-	-	-
Options exercised	-	-	-	-
Options canceled / expired	25,670	5.60	-	-
Balance at March 31, 2024	1,078,573	$1.70	2.92	$-

Vested and exercisable at March 31, 2024	1,078,573	$1.70	2.92	$-

As of March 31, 2024, the outstanding warrants had no intrinsic value.

F-34

Restricted Stock

A summary of the restricted stock activity is presented below:

Restricted Stock Common Stock
Balance at December 31, 2023	107,993
Balance at March 31, 2024	107,993

As of March 31, 2024, there were no unamortized or unvested stock-based compensation costs related to restricted share arrangements.

Preferred Stock

The Company’s authorized preferred stock consists of 50,000,000 shares with a par value of $0.0001.

On March 25, 2024, the Company issued 38,530 shares of N-7 Convertible Preferred Stock, convertible after 6 months into our Common Stock, as compensation for the acquisition of the Nitro Kava Business from N7 Enterprises, Inc.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Legal Matters

In the ordinary course of business, the Company enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in the Company’s industry sector. These agreements are typically with business partners, and suppliers. Pursuant to these agreements, the Company generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to the Company’s products, use of such products, or other actions taken or omitted by us. The maximum potential number of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, the Company has no liabilities recorded for these provisions as of March 31, 2024.

Concentrations

The Company has no contingencies, material commitments, purchase obligations, or sales obligations.

On the revenue side, in the three months ended March 31, 2024, we have a concentration of two customers.

Both are contract manufacturing customers who represent 46% and 13% of revenues. In the three months ended March 31, 2023, we had a concentration of two customers. Both are contract manufacturing customers who represent 31% and 13% of revenues.

The other concentration is in the accounts receivable category, where two customers account for 54% of total receivables. . One customer is unique in that we produced all of the products for them to sell, and they pay Panacea as the items are sold in the ecommerce marketplace. Thus, until their inventory is depleted, we will have accounts receivable. This customer receivable is 22% of the 54%. The other is a tenant who subleases space and accounts for 31% of the total receivables.

NOTE 9 - RELATED PARTY TRANSACTIONS

Notes Payable and Accrued Interest – Related Parties

For information on related party loans to the Company and other related party transactions, see Notes 5 and 6, Operating Lease and Notes Payable.

The accrued interest and interest expenses recorded for related party loans are shown below.

	March 31, 2024	December 31, 2023
Accrued Interest
Related party loan – J&N	$1,579,136	$1,413,210
Related party loan – CEO loan	531,044	476,536
Related party loan – Line of credit	1,164,347	964,486

	Three months ended March 31, 2024	Three months ended March 31, 2023
Interest Expense
Related party loan – J&N	$165,926	$147,251
Related party loan – CEO loan	54,507	49,341
Related party loan – Line of Credit	199,861	144,956

NOTE 10– SUBSEQUENT EVENTS

On May 3, 2024, the SEC entered an order (the “SEC Order”) against our former auditor, BF Borgers CPA PC and its sole audit partner, Benjamin F. Borgers (together, “BF Borgers”), instituting settled administrative and cease-and-desist proceedings against BF Borgers. The SEC Order denies BF Borgers the privilege of appearing or practicing before the SEC as an accountant and has resulted in BF Borgers being unable to issue consents related to BF Borgers’ audit of our 2022 and 2023 financial statements, or to review our subsequent interim financial statements. In order to file our annual report on Form 10-K for the 2024 fiscal year, we will need to have our 2023 financial statements re-audited by a registered PCAOB accounting firm. As a result, the Company is actively pursuing engagement of a new registered independent accounting firm as required by Article 10 of Regulation S-X, and we plan to re-audit our 2023 financial statements.

Dismissal of our Registered Public Accounting Firm

On May 3, 2024, the SEC entered an order (the “SEC Order”) against our former auditor, BF Borgers CPA PC and its sole audit partner, Benjamin F. Borgers (together, “BF Borgers”), instituting settled administrative and cease-and-desist proceedings against BF Borgers. The SEC Order denies BF Borgers the privilege of appearing or practicing before the SEC as an accountant and has resulted in BF Borgers being unable to issue consents related to BF Borgers’ audit of our 2022 and 2023 financial statements, or to review our subsequent interim financial statements. In order to file our annual report on Form 10-K for the 2024 fiscal year, we will need to have our 2023 financial statements re-audited by a registered PCAOB accounting firm. As a result, the Company is actively pursuing engagement of a new registered independent accounting firm as required by Article 10 of Regulation S-X, and we plan to re-audit our 2023 financial statements.

Sky Wellness Licensing, Marketing, Supply and Development Agreement

As disclosed in our current report on Form 8-K dated May 16, 2024, on May 13, 2024, Panacea Life Sciences, Inc., our fully-owned subsidiary, entered into a definitive Licensing, Marketing, Supply and Development Agreement (the “Agreement”) with Sky Wellness, LLC, an Arizona limited liability company (“Sky Wellness”), for the purpose of allowing the Company to market and sell Sky Wellness’ existing inventory of CBD products under a 40% of net revenue share arrangement and to develop and market diverse new products under the federally-trademarked Sky Wellness brand family. Pursuant to the Agreement, Sky Wellness Panacea has the right to market and sell Sky Wellness’ existing inventory of Sky Wellness-branded CBD and non-CBD products, to manufacture additional Sky Wellness-branded CBD products and replenishment stock using all intellectual property related to the Sky Wellness trademark (USPTO Serial Number 90828919). The Company will retain 40% of the net revenue from the Company’s sales under the Agreement.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Business Overview

We are a Nevada corporation organized in 2008. Exactus, Inc. was our former name. We have pursued opportunities in hemp-based businesses, which we refer to as “cannabinoids or CBD”. On June 30, 2021 Panacea Life Sciences, Inc. “Panacea” entered into an Exchange Agreement with Exactus and as a result became a seed-to-sale Cannabinoid company. The former Panacea stockholders have assumed majority control of us and all our operations are now operated through Panacea which because of the share exchange became our wholly owned subsidiary. Leslie Buttorff, became our Chief Executive Officer and a director upon the closing of the share exchange, also became our principal stockholder through common stock and Convertible Preferred Stock issued to her and entities she controls.

Panacea Life Sciences Holdings, Inc. (PLSH) is holding company structured to support the life sciences and health and wellness industry. Panacea, which was founded by Leslie Buttorff in 2017 as a woman-owned business. Through Panacea, we are dedicated to developing and producing the highest-quality, most medically relevant, legal, hemp-derived cannabinoid products for consumers and pets. Beginning at a farm Panacea owns a parcel of located at Needle Rock, Colorado and leases laboratory space located within a 51,000 square foot, state-of-the-art, cGMP, extraction, manufacturing, testing and fulfillment center located in Golden, Colorado, Panacea operates in every segment of the CBD product value chain. From cultivation to finished goods, Panacea ensures its products with stringent testing protocols employed at every stage of the supply chain. Panacea endeavors to offer pure natural remedies within product lines for every aspect of life: PANA Life®, PANA Beauty®, PANA Sport™, PANA Pet® and PANA Health™. Currently Panacea sells over 50 different product SKUs of CBD and CBG products.

In late 2022 we shifted our focus to contract manufacturing for the nutraceutical industry. Its subsidiary, Panacea Life Sciences, Inc. (PLS) is dedicated to manufacturing, research and producing the highest-quality, hemp-derived cannabinoid, functional mushroom, Kratom and nutraceutical products for consumers and pets. From cultivation to finished goods, the company ensures its products with stringent GMP standards and testing protocols employed at every stage of the supply chain.

We are well positioned to develop novel extracts as dietary supplements and topical applications. Our biotechnology plans focus on our research at Colorado State University where we are involved in several health-related research studies.

We believe that our competitive advantages are derived from being vertically integrated that allows for extraction, enrichment and manufacturing under a cGMP quality environment: 1) Using pharmaceutical formulation methods to optimize the delivery of various products, and 2) utilize Good Manufacturing Practice to produce goods that are safe and quality products that deliver consistent dosing.

We are combining human and pet preclinical studies with Good Manufacturing Process manufacturing to generate a panel of products. Our products are formulated with delivery methods for health benefits including an intellectual property portfolio enabling development of topical creams, sublinguals, oral soft gel capsules, patches, and sprays.

Panacea Distro, the second subsidiary of Panacea Life Sciences Holdings, Inc., manages six retail locations and a distribution center situated in the Tampa, Florida area. These establishments provide a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE and mushroom products, and various beverages, with a primary focus on promoting alternative health and wellness.

Partnership with Universities

The grand opening of the Panacea Life Sciences Cannabinoid Research Center at Colorado State University was held on October 19, 2021. The first studies at the center are underway for isolation of rare cannabinoids, examining cannabidiol’s effects on Inflammatory Bowel Disease (IBS), canine and human dementia, as well as supporting research into chronic pelvic pain. These are all long-term, multi-year studies. We previously signed an agreement with the Colorado School of Mines in the area of developing hemp-based sustainability products.

Company Information Technology Infrastructure

The ERPCannabis system is based on an SAP architecture and was used to develop the base installation. All financial, human resource, payroll, procurement, production planning and materials management business processes are represented in this system. In addition, the system is linked to our e-Commerce website www.panacealife.com. This system allows us to update product costing and determine inventory levels which will be critical as the company expands. In addition, sophisticated financial and payroll processing are inherent in the solution; thus, offering investors detailed accounting results related to company investments. We plan to expand on the use of this infrastructure for acquisitions and service offerings.

Results of Operations

Set forth below is the discussion of the results of operations of the Company for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. The information which follows relates to the operations of Panacea, which under applicable accounting rules are treated as the operation of the Company.

Three Months Ended March 31, 2024 and 2023

Net Revenues

In 2024 our revenues predominately came from contract manufacturing of nutraceutical products. Revenue consists of sales of our six category of brand products, white label and contract manufacturing sales to other companies, raw material sales (distillate and isolate), tolling products, and leasing space. We also have revenue from non-CBD nutraceutical companies.

Our revenues for the three months ended March 31, 2024, increased by $378,966, or 56%, to $1,056,447as compared to $677,481 for the three months ended March 31, 2023. The increase in sales in 2023 was due to an increase in manufacturing of non-CBD nutraceutical products.

Cost of Sales

Cost of sales for the three months ended March 31, 2024, decreased by $61,590 or 14% to 390,282 as compared to $451,872 for the three months ended March 31, 2023. The decrease in cost of sales was due primarily to lower raw material prices due to larger volume purchases for non-CBD contract manufacturing ingredients.

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Operating Expenses

Operating expenses for the three months ended March 31, 2024, increased by $212,458, or 14%, to $1,728,030 as compared to $1,515,572 for the three months ended March 31, 2023. The increase in operating expenses is primarily due to increased production related operating expenses as well as increased general and administrative expenses.

Production related operating expenses for the three months ended March 31, 2024, increased by $216,316, or 17%, to 1,474,475 as compared to 1,258,159 during the three months ended March 31, 2023. The increase in production related operating expenses is primarily due to increased head count and increased labor costs.

General and administrative expenses for the three months ended March 31, 2024, decreased by $3,858, or 1%, to $ 353,555 as compared to $257,413during the three months ended March 31, 2023. This change is immaterial.

Other income (expense)

Other income (expense) for the three months ended March 31, 2024, decreased by $117,123 or 23% to ($384,209) as compared to ($501,332) for the three months ended March 31, 2023. The decrease in other income is primarily due to the unrealized loss of marketable securities held (XXII: NASDAQ).

Liquidity and Capital Resources

Cash flows from operating activities

The largest source of operating cash is from our customers. A large majority of our customers purchase CBD on-line, so credit card payments are collected and paid within 1-2 business days. Other white label and contract manufacturing customers pay before the products are released. Some larger customers have either net 10-, 2%- or 30-day net terms. Net cash used in operating activities was $357,090 and $313,851 for three months ended March 31 for 2024 and 2023, respectively. Approximately $0.854 million of our $1.446 million net loss in 2024 was non-cash.

Cash flows from investing activities

Cash outlay for the acquisition of fixed assets comprised the majority of this category and were $5,000 and $15,220 for the three months ended March 31, 2024, and 2023, respectively.

Cash flows from financing activities

Net cash provided by financing activities for the three months ended March 31, 2024 was $368,811. For the same period in 2023 the financing was $395,352. In both years the primary financing was cash provided by Company’s CEO.

Liquidity and Capital Resources

On March 31, 2024, we had $0.117 million in cash and liquid stock of XXII. Our Chief Executive Officer holds the XXII shares pursuant to the pledge agreement and has the power at any time to permit us to sell the shares to provide working capital. We have borrowed substantial sums from Leslie Buttorff, our Chief Executive Officer, to meet its working capital obligations. On June 30, 2021, Panacea issued an affiliate of Ms. Buttorff a 12% demand promissory note for $4.063 million and issued Ms. Buttorff a 10% demand promissory note for $1.624 million secured by a pledge of certain XXII common stock owned by Panacea. Additionally, we have a line of credit with Ms. Buttorff through which it may borrow up to $8 million at a 10% annual interest rate.

We do not have sufficient cash resources to sustain our operations for the next 12 months, particularly if the large sales agreements and purchase orders we have do not result in the revenue anticipated. We may be dependent on obtaining financing from one or more debt or equity offerings or further loans from Ms. Buttorff assuming she agrees to advance further funds.

These unaudited condensed consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. No adjustment has been made to the carrying amount and classification of the Company’s assets and the carrying amount of its liabilities based on the going concern uncertainty. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. In addition, due to insufficient revenue, we will need to obtain further funding through public or private equity offerings, debt financing, collaboration arrangements or other sources in order to maintain active business operations. We currently do not have sufficient cash flow to pay our ongoing financial obligations on a consistent basis. The issuance of any additional shares of common stock, preferred stock or convertible securities could be substantially dilutive to our stockholders. In addition, adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital, we will be forced to borrow additional sums from our Chief Executive Officer or delay, reduce or eliminate our research and development programs, we may not be able to continue as a going concern, and we may be forced to discontinue operations. These unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Off Balance Sheet Arrangements

As of March 31, 2024, we had no material off-balance sheet arrangements.

Potential Impacts of Certain Current and Proposed Regulations on Our Business and Operations

Recently, a bill titled the Cannabis Administration and Opportunity Act, put forward by Senate Majority leader Chuck Schumer, D-NY, would amend the definition of a dietary supplement to remove the prohibition on marketing CBD as a dietary supplement. Management sees the bill, if enacted, as an opportunity for the FDA to accelerate their decision to classify CBD products as a dietary supplement. This would be a significant step for hemp/CBD companies as it would open the door to new selling opportunities, such as getting into retail stores, who have largely been hesitant to welcome CBD in their doors without a clear position from the FDA.

Many people are increasingly turning to CBD products for several reasons: CBD is non-psychoactive, so it does not produce a “high” like THC, there are few known contraindications, the properties of different cannabinoids can positively affect a wide range of ailments, and cannabinoids work directly and indirectly with the body’s endocannabinoid system to create balance known as homeostasis. As demand increases, we believe the FDA must provide more clarity about CBD’s legalization, and this bill is a promising first step.

For now, many companies that produce hemp-derived CBD products including Panacea undertake to abide by the same regulations as any other dietary supplements like ingredient filings, good manufacturing practices (GMP), and labeling and marketing provisions. Panacea will continue to sell CBD and other hemp-derived products while still awaiting a clear path from the FDA about how CBD products can be marketed and used.

Critical Accounting Estimates and New Accounting Pronouncements

New Accounting Pronouncements

See Note 2, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES to the unaudited condensed consolidated financial statements contained in Part I, Item 1 of these interim unaudited financial statements.

Critical Accounting Estimates

The discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s condensed consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of the Company’s condensed consolidated financial statements requires its management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures. The Company’s management bases its estimates, assumptions and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Different assumptions and judgments would change the estimates used in the preparation of the Company’s condensed consolidated financial statements which, in turn, could change the results from those reported. In addition, actual results may differ from these estimates and such differences could be material to the Company’s financial position and results of operations.

Critical accounting estimates are those that the Company’s management considers the most important to the portrayal of the Company’s financial condition and results of operations because they require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The Company’s critical accounting estimates in relation to its condensed consolidated financial statements include those related to:

●	Goodwill and intangible assets
●	Fair value of marketable securities
●	Incremental Borrowing Rate used Right of Use Asset Calculations
●	Business combinations

Goodwill and Indefinite-Lived Intangibles

We allocate the cost of acquired companies to the identifiable tangible and intangible assets acquired and liabilities assumed, with the remaining amount classified as goodwill. The identification and valuation of these intangible assets and the determination of the estimated useful lives at the time of acquisition, as well as the completion of impairment tests, require significant management judgments and estimates. These estimates are made based on, among other factors, review of projected future operating results and business plans, economic projections, anticipated highest and best use of future cash flows and the cost of capital. The use of alternative estimates and assumptions could increase or decrease the estimated fair value of goodwill and other intangible assets, and potentially result in a different impact to our results of operations. Further, changes in business strategy and/or market conditions may significantly impact these judgments and thereby impact the fair value of these assets, which could result in an impairment of the goodwill or intangible assets.

Goodwill is not amortized but is tested for impairment annually and whenever events or circumstances change that indicate impairment may have occurred. We tested goodwill for impairment and determined there was no impairment and found not impairment charge based on the excess of a reporting unit’s carrying amount over our fair value.

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Fair value of marketable securities

Marketable securities are recorded at fair value using the quoted market prices and changes in fair value are recorded as net realized gains or losses in comprehensive income. We monitor these investments for impairment and make appropriate reductions in carrying values as necessary.

Incremental Borrowing Rate used Right of Use Asset Calculations

We determine if a contract is a lease or contains a lease at the inception of the contract and reassess that conclusion if the contract is modified. All leases are assessed for classification as an operating lease or a finance lease. Operating lease right-of-use, or ROU, assets are included in non-current other assets on our consolidated balance sheet. Operating lease liabilities are separated into a current portion, included within other accrued liabilities on our consolidated balance sheet, and a non-current portion, included within other long-term liabilities on our consolidated balance sheet. We do not have any finance lease ROU assets or liabilities. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. We do not obtain and control the right to use the identified asset until the lease commencement date.

Our lease liabilities are recognized at the applicable lease commencement date based on the present value of the lease payments required to be paid over the lease term. Because the interest rate implicit in the lease is not readily determinable, we generally use our incremental borrowing rate to discount the lease payments to present value. The estimated incremental borrowing rate is derived from information available at the lease commencement date. We factor in publicly available data for instruments with similar characteristics when calculating our incremental borrowing rates. Our ROU assets are also recognized at the applicable lease commencement date. The ROU asset equals the carrying amount of the related lease liability, adjusted for any lease payments made prior to lease commencement and lease incentives provided by the lessor. Variable lease payments are expensed as incurred and do not factor into the measurement of the applicable ROU asset or lease liability.

Business Combinations

We have applied significant estimates and judgments in order to determine the fair value of the identified assets acquired, liabilities assumed and goodwill recognized in connection with our business combinations to ensure the value of the assets and liabilities acquired are recognized at fair value as of the acquisition date. In measuring the fair value, we utilize valuation techniques consistent with the market approach, income approach, or cost approach.

The valuation of the identifiable assets and liabilities includes assumptions made in performing the valuation, such as projected revenue, weighted average cost of capital, discount rates, estimated useful lives, and other relevant assessments. These assessments can be significantly affected by our estimates, judgments, and assumptions. If actual results are not consistent with our estimates, judgments, or assumptions, or if additional or new information arises in the future that affects our fair value estimates, then adjustments to our initial fair value estimates may have a material impact to our purchase accounting or our results of operations. If actual results are not consistent with our estimates, judgments, or assumptions, or if additional or new information arises in the future, beyond our one-year measurement period, that affects our fair value estimates, then adjustments to our initial fair value estimates may have a material impact to our results of operations.

PANACEA LIFE SCIENCES HOLDINGS, INC.

Best Efforts Offering of

$6,000,000 (30,000,000 shares of Common Stock)

OFFERING CIRCULAR

June 11, 2024

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PART III – EXHIBITS

Index to Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
2.1	Amended Articles of Incorporation	8-K	7/7/21	3.1	Filed
2.1(a)	Certificate of Amendment to its Amended and Restated Articles of Incorporation – name change and reverse stock split	8-K	10/29/21	3.1	Filed
2.2	Amended and Restated Bylaws	10-K	3/30/23	3.2	Filed
2.4	Certificate of Designation for Series B-1 Preferred Stock	8-K	3/4/16	3.1	Filed
2.5	Certificate of Designation for Series B-2 Preferred Stock	8-K/A	2/17/16	3.2	Filed
2.6	Certificate of Designation for Series C Preferred Stock	10-Q	8/23/21	3.7	Filed
2.7	Certificate of Designation for Series C-1 Preferred Stock	10-Q	8/23/21	3.8	Filed
2.8	Certificate of Designation for Series C-2 Preferred Stock	8-K	10/29/21	3.2	Filed
2.9	Certificate of Designation for Series D Preferred Stock	10-Q	8/23/21	3.9	Filed
2.10	Certificate of Withdrawal for Series A Preferred Stock	10-Q	4/29/22	3.10	Filed
2.11	Certificate of Designation for Series N-7 Convertible Preferred Stock	8-K	10/5/23	3.1	Filed
4.1	Form of Subscription Agreement				Furnished
6.1	Amended and Restated 2021 Equity Incentive Plan*	10-K	3/31/22	10.20	Filed
6.2	Exchange Agreement	8-K	3/4/22	10.1	Filed
6.3	Form of Original Issue Discount Senior Convertible Promissory Note	8-K	3/4/22	10.2	Filed
6.4	Form of Warrant	8-K	3/4/22	10.3	Filed
6.5	Form of Registration Rights Agreement**	8-K	3/4/22	10.4	Filed
6.6	Share Exchange Agreement	10-K	4/1/24	10.5	Filed
6.7	Asset Purchase Agreement dated as of July 3, 2023**	8-K	7/10/23	10.1	Filed
6.8	Form of Pledge and Security Agreement	8-K	10/5/23	10.3	Filed
6.9	Form of Offset Agreement	8-K	10/5/23	10.5	Filed
6.10	Form of Leakout Agreement	8-K	10/5/23	10.6	Filed
6.11	Asset Purchase Agreement dated as of September 26, 2023**	10-K	4/1/24	10.10	Filed
6.12	Release and Assignment Agreement dated November 10, 2023, by and between the Issuer and PUR Life Medical, Inc.	8-K	2/5/24	10.2	Filed
6.13	Asset Purchase Agreement dated January 29, 2024, by and between the Issuer and PLM Holdings, Inc.	8-K	2/5/24	10.3	Filed
6.14	Form of Amendment No. 1 to Promissory Note dated March 5, 2024 by and between the Issuer and FirstFire Global Opportunities Fund LLC	10-K	4/1/24	10.14	Filed
6.15	Licensing, Marketing, Supply and Development Agreement dated May 13, 2024 by and between the Issuer and Sky Wellness, LLC.	8K	5/16/24	10.1	Filed
7.1	Asset Purchase Agreement dated as of July 3, 2023	8-K	7/10/23	10.1	Filed
10.1	Power of Attorney (as included on signature page)
11.1	Consent of Duncan Bergman Mandell (included in Exhibit 12.1).				Furnished
12.1	Opinion of Duncan Bergman Mandell				Furnished

* Management contract or compensatory plan or arrangement.

** Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Securities and Exchange Commission upon request any omitted information.

*** This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

+Portions of this exhibit have been omitted as permitted by the rules of the SEC. The information excluded is both (i) not material and (ii) the type that the Company customarily and actually treats as private or confidential. The Company undertakes to submit a marked copy of this exhibit for review by the SEC Staff, to the extent it has not been previously provided, and provide supplemental materials to the SEC Staff promptly upon request.

Copies of this Report (including the financial statements) and any of the exhibits referred to above will be furnished at no cost to our shareholders who make a written request to Panacea Life Sciences Holdings, Inc., at the address on the cover page of this Report, Attention: Corporate Secretary.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2024.

PANACEA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Leslie Buttorff
Leslie Buttorff Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Buttorff as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated below.

By:	/s/ Leslie Buttorff
Leslie Buttorff
Director
June 11, 2024

By:	/s/ Lawrence J. Wert
Lawrence J. Wert
Director
June 11, 2024

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